UNITED STATES

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2026 Proxy Statement

Alaska Air Group

oneworld | Alaska AIRLINES | HAWAIIAN. AIRLINES | HORIZON. AIR | McGee Air Services

March 30, 2026

Dear Shareholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2026 Annual Meeting of Shareholders, which will be held on Tuesday, May 12, 2026, beginning at 8:00 a.m. Pacific Daylight Time. This year’s Annual Meeting will be conducted via webcast only. You can attend online at www.virtualshareholdermeeting.com/alk2026, where you will be able to vote and submit questions electronically during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to our proxy materials posted at www.proxyvote.com, you can access a copy of these proxy materials at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 12 as we discuss Alaska Air Group’s 2025 financial and operational performance and vote on issues of importance to our company and to you. Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Ben Minicucci
Board Chair	President and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

The Board of Directors (the Board) of Alaska Air Group, Inc. (Alaska Air Group, Air Group or the Company) is soliciting proxies for the 2026 Annual Meeting of Shareholders (the Annual Meeting). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

DATE	Tuesday, May 12, 2026
TIME	8:00 a.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/alk2026
MATTERS TO BE VOTED ON
1.
Election of the 10 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term;
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
3.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2026; and
4.
Other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board has set Monday, March 16, 2026 as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 113,310,158 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials. On or about March 30, 2026, shareholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to www.proxyvote.com where they can access the Company’s 2026 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 (the Annual Meeting Materials). The Company’s 2025 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 12, 2026. If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the Notice and Annual Meeting Materials will be mailed to you.

Attending the Annual Meeting. The Company will host the Annual Meeting live via an audio webcast. Any shareholder can listen to and participate in the Annual Meeting. Whether or not you attend the meeting, you are encouraged to vote online, by phone or by completing, signing and mailing your voting instruction form or proxy prior to the meeting.

Submit Your Questions. The Company invites you to submit any questions of general shareholder interest to the Assistant Corporate Secretary via email at kelley.harrison@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. You can submit questions beginning on March 30, 2026. Questions of general interest will be answered during the meeting as time permits. The Company will also include answers to your questions on www.alaskaair.com under About Alaska/Investor Relations following the meeting. If you encounter issues accessing the website or the virtual meeting, please contact kelley.harrison@alaskaair.com.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AUDIT COMMITTEE MATTERS	78

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accountants	78
Independent Registered Public Accountants	78
Audit Committee Report	80

SECURITIES OWNERSHIP	81

Securities Ownership of Management	81
More than 5% Beneficial Owners	82

EQUITY COMPENSATION PLAN INFORMATION	83

QUESTIONS AND ANSWERS	84

APPENDIX A	A-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING AND OTHER STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements may be identified by words like “anticipate,” “expect,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or the Company’s present expectations. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements.” Some of these risks include competition; labor costs, relations, and availability; general economic conditions; increases in operating costs, including fuel; geopolitical developments, including military operations, sanctions and related impacts on fuel cost and airspace availability; uncertainties regarding the ability to successfully integrate the operations of the acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated benefits from such acquisition; inability to meet cost reduction and other strategic goals; seasonal fluctuations in demand and financial results; supply chain risks; events that negatively impact aviation safety and security; the ability to use net operating loss carryforwards; and changes in laws and regulations that impact our business.

The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Furthermore, certain statements in this Proxy Statement, particularly pertaining to our sustainability performance, goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various sustainability reporting standards and frameworks (including standards for the measurement of underlying data), which continue to evolve; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes but that is informed by various sustainability standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

Website References

You may also access additional information about Alaska Air Group at investor.alaskaair.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

TO OUR SHAREHOLDERS

2025 was a year of transformation during which we laid the groundwork for the next chapter at Alaska Air Group. We delivered bold initiatives, strengthened our competitive position, improved our relevance, and set the stage for long-term growth under our Alaska Accelerate vision. Our confidence in our future has never been more clear since securing the largest aircraft order in our history with Boeing earlier this year. With an outstanding orderbook of 245 aircraft if all options are exercised, we believe we have a solid foundation for growth through 2035. This also includes firm orders that will take our Boeing 787 fleet to a total of 17 aircraft, supporting our goal of building Seattle into a world-class global hub.

2025 was a major success for our company and we firmly managed the areas within our control. While 2025 did not result in the financial returns we laid out at the start of the year due to a weakened macroeconomic backdrop that had a roughly $600M impact on our results, we strongly delivered against our Alaska Accelerate vision, ticking off many major milestones, with several of them outperforming expectations. We generated a top-3 adjusted pretax margin of 2.8% on record revenues of $14.2 billion and our full year adjusted earnings per share was $2.44.1 We continue to diversify our revenue streams with 50% generated from premium products, loyalty ancillaries and cargo, which is up from 48% in 2024.

Synergies finished ahead of plan as the power of the combination of Alaska and Hawaiian was evident all year long. Hawaii was by far our strongest region in the network on a year over year basis, demonstrating the value the merger has created. This strength helped us halve the losses of our Hawaiian assets in just the first year.

We embarked on our journey to build Seattle into a world-class global hub, launching flights to Tokyo and Seoul, and we're thrilled to begin service to London, Rome, and Reykjavik this Spring—three European destinations that elevate Alaska's global relevance. London, Tokyo and Seoul are the top three international markets for corporate travelers from Seattle, and we are excited to compete for this lucrative segment for the first time.

Our unified loyalty program, Atmos Rewards, went live last August, creating a single platform for engagement and brand reach. We launched an industry-leading premium credit card that saw more than 70,000 sign-ups in four months, more than tripling our expectations. Nearly 60% of new card accounts come from outside our core markets, demonstrating the power of our enhanced value proposition and what we believe to be the industry’s best loyalty program.

Importantly, we achieved a Single Operating Certificate in October, just 13 months post-merger. And the hard work behind the scenes was completed for our combined Passenger Service System, with operational cutover scheduled for April of this year. This is expected to deliver a seamless, cohesive guest experience, eliminating friction from operating dual systems.

These accomplishments demonstrate our ability to execute a complex integration while transforming ourselves into the country's fourth global airline.

Our balance sheet remains strong and one of the industry’s best. Our net leverage stands at 3.0 and debt to cap is at 61%. Our long-term leverage target remains 1.5x1, which we believe is achievable as earnings expand, though this could shift slightly given macroeconomic factors and our share repurchase activity in 2025 that modestly slowed our debt repayment cadence. Given our conviction in Alaska Accelerate, we executed $570 million of share repurchases in 2025 when we believed our stock price was below its long-term potential. This puts us more than halfway through the $1 billion buyback authorization we unveiled at the end of 2024. With these purchases, we more than offset dilution and reduced our diluted share count to 117 million shares, down from 129 million shares last year, and well below pre-pandemic levels. We expect to continue to execute share repurchases in 2026 to at least offset dilution.

While many things went exceptionally well last year as we rolled out a slew of new initiatives at a record pace, we recognize there is room for improvement. Our goal is to build world-class technology infrastructure. The two outages we experienced last year were painful for our guests, employees, and financial results. Corrective actions are underway and will continue throughout the year, supported by third-party experts, as we invest in both near-term fixes and long-term, sustainable solutions.

As we look ahead to 2026, our overarching focus is on harvesting the investments we made in 2025 while navigating uncertainty brought by the current geopolitical climate and ongoing government shutdown. At the time of this writing, we are working to understand how prolonged elevation of fuel prices will affect our earnings should the conflict in Iran continue. The fare environment has absorbed some of the initial impact of fuel price increases, and we are closely monitoring all developments in this area so we can nimbly mitigate financial risk in real time. We also have a strong liquidity position of $3 billion, and unencumbered assets of $19 billion, that can help us withstand additional geopolitical turbulence that may come.

While we work through this period of uncertainty, we continue to march toward our Alaska Accelerate goals. We believe we have a winning business model, and it is now more important than ever that we meet the market where it's headed: more premium experiences, greater focus on international destinations, and fierce competition for guest loyalty.

Thank you for your continued confidence and investment in Alaska Air Group. We are committed to generating durable financial performance and delivering exceptional value for everyone who depends on us—our people, our guests, the communities we serve, and you, our shareholders.

Patricia M. Bedient Board Chair	Ben Minicucci President and CEO

1 Refer to Appendix A for the reconciliation of adjusted pre-tax margin, adjusted earnings per share and net leverage to GAAP financial measures.

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 10 Directors.	FOR each Director Nominee	None
2. Approve (on an advisory basis) the compensation of the Company’s Named Executive Officers.	FOR	A Vote Against
3. Ratify the appointment of KPMG LLP as the Company's independent registered public accountants for Fiscal Year 2026.	FOR	A Vote Against

The Company received a shareholder proposal for the Annual Meeting that is not included in this proxy statement. After careful consideration, including engagement with the shareholder and a review of SEC staff guidance and Rule 14a-8 no-action letter precedent, the Company determined there is a reasonable basis to exclude the proposal from its proxy materials under SEC Rule 14a-8 for the reasons described in the Corporate Governance—Shareholder Proposals and Rule 14a-8 section below. Consistent with SEC rules, the Company submitted notice of its intent to exclude the proposal from the Company’s proxy materials to the SEC staff, which explained the rationale for excluding the proposal. The notice is available on the SEC’s website at https://www.sec.gov/files/corpfin/no-action/14a-8/cheveddenalaska11426.pdf.

Governance Highlights

As part of Alaska Air Group’s commitment to high ethical standards, the Board follows sound governance practices. Many of these practices are described in more detail in the Company's Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Independent Oversight	Board Election, Requirements & Refreshment	Shareholder Rights	Other Governance Practices

9 of 10 director nominees are independent

Board committees are composed of independent directors

An independent board chair has been in place since 2022.

The independent Board Chair oversees and has responsibility for the objective evaluation of management decisions

Independent directors meet at least quarterly without management

Directors are elected annually to one-year terms

In uncontested elections, directors are elected by a majority of votes cast

The Board and each committee conduct robust annual self-evaluations

The board has adopted a retirement age policy and, for directors elected after 2012, a direct term limit.

Board refreshment is reviewed quarterly by the Governance, Nominating and Corporate Responsibility Committee

Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer

Directors must limit the number of other public company boards on which they serve

Shareholders with long-term significant holdings of Company stock can meet directly with directors on appropriate matters

The Company does not have a shareholder's rights plan (poison pill) in place

Shareholders may include director nominees in the Company’s proxy statement, subject to certain requirements

Shareholders holding 10 percent or more of the outstanding stock have the unfettered right to call a special meeting

Records that identify the vote of a particular shareholder are kept confidential from the Company except in a proxy contest or as required by law

Common stock is the only class of voting shares outstanding

The Board engages in ongoing succession planning for management

The Board oversees the management of cybersecurity, including oversight of appropriate risk mitigation strategies, disclosures, systems, processes and controls

The Board oversees AI strategy, risks and governance

The Board oversees and monitors progress on the Company’s sustainability goals and disclosures

The Board

Strong, independent oversight is foundational to the Board’s effective functioning and performance. Board members bring a unique array of backgrounds, skills and experience that enable effective oversight by the Board and help deliver value for the Company's key stakeholders: employees, guests, shareholders and the communities it serves.

The Board has nominated 10 director nominees for election at the Annual Meeting. Each director nominee was elected by the Company’s shareholders at the 2025 Annual Meeting and currently serves on the Board.

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Minicucci, who is not independent due to his position as an executive officer of the Company.

Nominee & Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO Weyerhaeuser Company	72	2004	Non-Executive Board Chair
James A. Beer Former Chief Financial Officer Atlassian Corporation	65	2017	Innovation (Chair) Audit
Raymond L. Conner Former Vice Chairman The Boeing Company	70	2018	Compensation and Leadership Development (Chair) Safety
Daniel K. Elwell President, Elwell & Associates, LLC and Former Deputy and Acting Administrator Federal Aviation Administration	66	2021	Safety (Chair) Innovation
Kathleen T. Hogan Executive Vice President, Strategy and Transformation Microsoft Corporation	60	2019	Governance, Nominating and Corporate Responsibility (Chair) Compensation and Leadership Development
Adrienne R. Lofton Vice President, Global Product & Integrated Marketing Google Inc.	50	2021	Innovation Compensation and Leadership Development
Ben Minicucci President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc.	60	2020
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	68	2013	Compensation and Leadership Development Governance, Nominating and Corporate Responsibility
Peter A. Shimer Former CEO and CFO Deloitte	63	2025	Audit Safety
Eric K. Yeaman Founder and Managing Partner Hoku Capital LLC	58	2012	Audit (Chair) Governance, Nominating and Corporate Responsibility

Board Skills Matrix

The Board recognizes that the unique perspectives and experiences of its members support effective monitoring of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives, in alignment with the priorities of guests, employees, and communities the Company serves. The Board’s nomination process, detailed in the Director Nomination Policy section below, has aided in the identification of candidates with varying qualifications, backgrounds, experiences, demographics and perspectives. The skills of directors and director nominees listed in the matrix below represent key elements of the Company's business that align with strategic initiatives and are reviewed routinely by the Governance, Nominating and Corporate Responsibility Committee to ensure the appropriate skills are evaluated when reviewing the makeup of the Board.

Name	Bedient	Beer	Conner	Elwell	Hogan	Lofton	Sandvik	Shimer	Yeaman
Airline, Transportation & Safety		•	•	•		•	•
Branding & Marketing		•	•			•	•	•	•
Business Development, M&A	•	•	•	•	•	•	•	•	•
Climate & Carbon	•		•	•
Cybersecurity	•	•	•	•				•	•
Financial & Accounting	•	•	•	•		•	•	•	•
Government, Public Affairs & Regulatory			•	•			•		•
HR & Organizational Strategy	•	•	•	•	•	•	•	•	•
International Business	•	•	•	•	•	•	•	•	•
Investor Relations	•	•	•			•	•	•	•
Public Company Governance	•	•	•	•	•		•	•	•
Strategy	•	•	•	•	•	•	•	•	•
Technology	•	•	•	•	•	•		•	•
CEO (Active or Retired)			•				•	•	•

Executive Compensation Practices

The Company's executive compensation program is designed to attract and retain top talent, align with its business strategy, and reward the achievement of key business goals. The following practices help ensure alignment of interests between shareholders and executives and are considered good governance by the Compensation and Leadership Development Committee (the Committee) and historically by the majority of the Company's shareholders.

Topic	Practice
Pay for Performance
•
A significant percentage of target total direct compensation is based on the achievement of performance-based goals that the Committee believes are challenging, yet attainable, and align with the Company’s business strategy. Goals apply to executives and employees alike to encourage alignment.
•
The Committee considers Company performance when setting executive pay.

“Say on Pay”	• Annually, the Company asks shareholders to provide an advisory vote on NEO pay practices, which the Committee considers when setting pay.
Stock Ownership Requirements	• The minimum stockholding requirement is 5 times base salary for the Company's CEO, 3 times base salary for executive vice presidents and 1.5 times base salary for senior vice presidents.
Change in Control Agreements
•
The Company has double-trigger change in control agreements that generally require the consummation of a change in control transaction and termination of employment as a condition to payment of severance benefits. A 3 times compensation multiple applies to the Alaska Air Group CEO and executive vice presidents.

Clawback Policy
•
This policy is enforced by the Committee and, within certain time limitations, requires recovery of incentive cash and/or equity compensation from current and former executive officers if financial statements must be restated due to material noncompliance with any financial reporting requirement under the securities laws. The policy also permits recovery from any officer or employee for legal and compliance violations apart from a financial restatement.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and directors are not permitted to engage in transactions that create a hedge against fluctuations in the Alaska Air Group stock price.
Pledging of Company Stock	• Executive officers and directors are not permitted to pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Change in control and severance arrangements do not provide for tax gross-ups.
Repricing of Stock Options	• The Company's equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.
Executive Officer Severance Policy
•
The Company would seek shareholder approval of severance arrangements with an executive officer if the value would exceed 2.99 times the individual's cash compensation plus the value of any accelerated equity awards, except for change in control, death and disability scenarios.

CORPORATE GOVERNANCE

Board Leadership

In the past, the Company’s board leadership has included a combined chair-CEO role complemented by a strong independent lead director role or non-executive board chair. However, since 2022, the Board has separated these roles, with a fully independent director serving as non-executive Board Chair separate from the position of CEO. The Board believes this leadership structure promotes robust independent oversight of management and enhances the Board’s ability to carry out its responsibilities on behalf of shareholders.

In deciding whether to separate the CEO and Board Chair roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational, safety and governance issues, the level of transparency between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision making by directors. The Board has determined that the current structure—in which an independent, non-executive Chair leads the Board while the CEO manages the Company’s day-to-day operations—provides effective independent oversight, strengthens management accountability, and serves the long-term interests of shareholders.

The Independent, Non-Executive Board Chair responsibilities include:

•
presiding at all meetings including but not limited to periodic meetings of independent directors;
•
approving board meeting agendas and meeting schedules to ensure the sufficiency of agenda topics considered by the Board and sufficient time for discussion;
•
leading the independent directors’ annual evaluation of the Alaska Air Group CEO;
•
conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the Annual Meeting and discussing results with the Governance, Nominating and Corporate Responsibility Committee and the Board;
•
along with the chair of the Governance, Nominating and Corporate Responsibility Committee, discussing any proposed changes to committee assignments with each affected director annually in advance of the Governance, Nominating and Corporate Responsibility Committee making committee membership recommendations to the Board;
•
participate in shareholder engagement discussions on behalf of the Board;
•
being available for consultation and direct communication on appropriate matters if requested by a major shareholder; and
•
performing such other duties as may be described in the Company’s Governance Guidelines or requested by the Board.

Executive Sessions

The Board holds executive sessions of independent directors quarterly, in accordance with the Company’s Corporate Governance Guidelines. The Board Chair presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly

(presided over in each case by the respective committee chair) and includes key management personnel, as appropriate, on an individual basis in order to advance risk oversight and transparency.

Risk Oversight

The Company has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•
identify the various risks faced by the Company;
•
assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and
•
align those management assignments with appropriate Board-level oversight.

The Company maintains an Enterprise Risk Matrix that is approved annually by the Audit Committee and regularly reviewed by the Board. The Audit Committee also receives quarterly updates regarding the enterprise risk program and an annual in-person review of the program’s status by the audit and quality assurance executive. Under the program, the Audit Committee also works with the audit and quality executive and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate Board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, the separation of the Board Chair and CEO roles allows the independent, non-executive Board Chair to focus on Board governance and oversight, while the CEO focuses on managing the Company’s business and operations. This structure promotes independent oversight of risk while ensuring that the Board benefits from management’s deep understanding of the highly technical and complex nature of the airline business.

For specific risk oversight functions, refer to the Corporate Impact Governance & Oversight and Board Committee & Risk Oversight Functions sections below.

Board Evaluation Process

The Board and its committees engage in a robust Board and committee assessment process each year. This process is designed to elicit candid feedback regarding the areas in which the Board and its committees are doing well and the areas in which it could improve. Some of the topics covered in the assessment include: Board and committee structure, size, composition, skills, tenure and succession planning, the effectiveness of Board and committee chairs, Board strategy and risk oversight, Board agenda, meetings and presentations and Board interactions with management.

The Corporate Secretary's office reviews and summarizes responses from each director's assessment for the Board Chair, the Governance, Nominating and Corporate Responsibility Committee and the committee chairs. The Governance, Nominating and Corporate Responsibility Committee, along with the Board Chair, discuss the results of all self-assessments and lead a discussion at the Board meeting with all directors on the results. Each Board committee chair also discusses the results separately with the respective committee.

These results have consistently concluded that the Board and its committees are operating effectively. If there is a need to address concerns or areas for improvement identified in the self-assessment results, the Board Chair leads a discussion with directors and ensures appropriate action is taken.

Director Orientation and Continuing Education

New directors participate in one-on-one introductory meetings with executive leaders and are given presentations on the Company’s strategic plans, financial statements, safety culture and other key issues. Directors are encouraged to enroll in continuing education programs on corporate governance and other critical issues associated with their service on the Company’s board, and the Corporate Secretary's office provides a list of continuing education opportunities to directors at least quarterly.

Other Directorships

The Board has established limits to other directorships as outlined in the Governance Guidelines. Directors must limit the number of other public company boards (i.e., public company boards other than Alaska Air Group, Inc. and its affiliates’ boards) on which they serve to three, taking into account high expectations for Board attendance, participation and effectiveness on the Board. Unless approved in advance by the Governance, Nominating and Corporate Responsibility Committee and based on the best interests of the Company, directors must limit the number of other public company boards on which they serve to two if they serve as the board chair or lead independent director on one or more total boards. Directors must advise the Board Chair and the chair of the Governance, Nominating and Corporate Responsibility Committee in advance of accepting an invitation to serve on the board of a public company.

This policy is reviewed annually by the Governance, Nominating and Corporate Responsibility Committee, and all directors are in compliance with the policy.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics, which applies to all company employees, officers and the Board of Directors, and has appointed a Chief Ethics and Compliance Officer. All employees and officers are required to participate annually in training about the Code of Conduct and Ethics, and directors individually certify their familiarity with the Code of Conduct and Ethics each year.

The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of and is not incorporated by reference to this Proxy Statement. The Company discloses on its website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, provisions of the Code of Conduct and Ethics granted to directors or executive officers to the extent required by applicable NYSE listing standards and SEC rules.

Insider Trading Policy

The Company has an insider trading policy and compliance program (the “Insider Trading Policy”) that governs, among other things, purchases, sales, and other dispositions involving Company securities by the Company's directors, officers, and employees. The Company believes its insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. The Insider Trading Policy is filed as Exhibit 19.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Because these insider trading policies and procedures are designed to address transactions in Company securities by directors, officers, and employees, the Company does not have formal insider trading policies or procedures that govern the Company's purchase of Company securities.

Prohibition of Speculative Transactions in Company Securities

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers, employees in the positions of managing director or above and certain other employees from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges of Company securities and certain forms of hedging or monetization transactions such as zero-cost collars and forward sale contracts.

Approach to Corporate Impact

The Company's vision is to connect guests to the world with a remarkable travel experience rooted in safety, care and performance while generating durable value for its primary stakeholders: employees, customers, shareholders and communities. It strives to achieve this vision by providing safe and reliable air transportation, fostering guest loyalty through exceptional customer service and competitive fares, maintaining a cost-conscious structure to compete effectively, and attracting and retaining qualified, engaged employees. Alaska Air Group strives to be a responsible company that values safe and effective financial and operational performance, while owning its impact on people, the communities it serves and the environment.

Through this lens, the Company focuses on areas where it can uniquely have the greatest opportunity for both positive impact and value creation for its stakeholders and mitigate areas of greatest risk or detrimental impact.

Corporate Impact Governance and Oversight

Various committees of the Board play a role in the Company's corporate impact work, including overseeing related corporate impact risk management:

•
The Governance, Nominating and Corporate Responsibility Committee of the Board of Directors has governance oversight of corporate impact goals, disclosures, and related strategy, including in the areas of talent, culture, environmental and community impact, and corporate reputation. The Committee reviews progress and risks relative to these goals quarterly. Progress updates are shared with the full Board.
•
The Safety Committee receives regular updates on environmental risk, compliance, and policy matters, and assists the Compensation and Leadership Development Committee in setting annual compensation goals related to safety performance.
•
The Compensation and Leadership Development Committee has insight into management’s work to attract, hire, and develop the best talent at the Company, and cultivate an engaged workforce, in part through the setting of annual short term compensation goals and overseeing the Company's executive compensation program.

•
The Audit Committee of the Board of Directors oversees the Company's financial reporting process, including disclosures on corporate responsibility matters within the Company's financial statements.

An executive vice president currently oversees the Company's sustainability programs. As a member of the Executive Committee, this position has formal responsibility for driving strategy, execution progress, and disclosures related to the Company’s corporate impact. This work is developed and continually updated with input from employees, investors, governments, partners, reporting organizations, trade associations and key stakeholders within and outside of the aviation industry, and consistent to evolving frameworks and regulations in the industry.

Disclosure

The Company has publicly reported on its impact on people, planet and communities since 2009. The Company continues to voluntarily report annually on progress towards its corporate impact strategy and near-term corporate impact goals. The Company’s 2025 Annual Impact Report is expected to be published in the second quarter of 2026 and is expected to include near-term 2030 corporate goals for the first time.

Environmental Sustainability Strategy

In 2021, the Board assembled directors with energy, aviation, finance and governance experience to create a dedicated Climate Working Group. The Climate Working Group engages with management on climate risks and strategy and provides insight into areas such as corporate impact disclosure and elements of the Company's sustainability roadmap to support long-term business success, integrating emerging technologies, responding to customer needs, and making progress in the journey for net zero carbon emissions.

The Company has an ambition to achieve net zero carbon emissions by 2040, with actions that can be directly implemented into the operation today and which enhance business performance. These include: (1) operational efficiency; (2) fleet renewal; (3) sustainable aviation fuels; (4) enabling new technologies including AI, electrification and hydrogen aircraft; and (5) utilizing credible carbon offsetting and removals technologies that fit the Company's criteria to close the gap as needed to achieve its net zero emissions ambition in future years.

This long-term ambition is complemented with near-term voluntary environmental sustainability goals reflecting environmental sustainability topics important to the Company's stakeholders.

Care and Belonging

The Company remains steadfast in its commitment to recruit, retain, and promote the best talent. This is part of the Company's core value to Do the Right Thing by its guests, employees, and communities, and to create a culture in which employees can do their best work and best serve the breadth of the Company's customer base. The Board and management believe that all who depend on Alaska Air Group deserve respect regardless of race, ethnicity, disability, age, gender, sexual orientation, or gender identity. The Company is committed to treating every person equally–on and off its aircraft– and will continue to foster a workplace where employees feel safe, cared for, and trust that they belong.

Community Involvement

Alaska Air Group believes in strengthening the communities that its employees, neighbors and guests call home through corporate philanthropy, community engagement, employee volunteerism, and grants from the Alaska Airlines and Hawaiian Airlines Foundation.

Employees volunteer with many organizations in the communities the Company serves. The Company also hosts several signature events to engage the community and employees, such as Aviation Days in Seattle, Portland and Anchorage, which expose young people to the many exciting careers in aviation, and an annual Week of Care, featuring coordinated employee volunteer events across major hub communities.

The Company believes deeply in the power of education to enable opportunity and supports educational opportunities for young people in the communities where it flies—enabling careers in aviation and other fields.

The Company also contributes travel to transport people for education, medical care, disaster response, and to create special moments through flight.

Political Contributions and Engagement

Public policy affects the Company's ability to achieve its goals, meet customer needs and generate shareholder value. As such, the Company believes it is important to engage in public policy-making processes at the federal, state and local levels, which includes making political contributions where appropriate and permitted by law.

The Company adheres to the highest standards of ethics in engaging in activities to advocate on legislative positions that support its business. To ensure contributions are made in a manner consistent with the Company’s goals and shareholder’s interest, the Company has adopted a Policy on Political Contributions and Engagement (the Policy). In the Policy, the Company describes its interests in advocating for policies in support of its business and industry, including through, among other things, participating in trade associations and making political contributions where appropriate and permitted by the law. To enhance transparency, through active links included in the Company’s Policy posted on the Company’s website, the Company discloses its direct political contributions, its contributions made through Alaska Air Group, Inc. Political Action Committee (a separate segregated fund registered with the Federal Elections Commission), as well as its participation in trade associations. The Company updates these disclosures semi-annually.

The Policy and related disclosures can be found at: https://news.alaskaair.com/investor-relations/governance/. The Policy and related disclosures, however, do not form a part of and is not incorporated by reference to this Proxy Statement. The Governance, Nominating and Corporate Responsibility Committee monitors compliance with the Policy and reviews any changes or updates.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with the Board or any specific director, including the Board Chair (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

or by contacting the Assistant Corporate Secretary at kelley.harrison@alaskaair.com

Depending on the subject matter, management will:

•
forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or
•
attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or
•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance, Nominating and Corporate Responsibility Committee, the Corporate Secretary's office presents a summary of all communications received since the last meeting of the Governance, Nominating and Corporate Responsibility Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for shareholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone. Investors may request information regarding engagement with shareholders by contacting the Assistant Corporate Secretary at kelley.harrison@alaskaair.com.

Each year, the Company reaches out to shareholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company. In the past year, the Company sought feedback from shareholders representing approximately 50% of the Company’s common stock on relevant matters related to corporate governance and shareholder value. The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Shareholder Proposals and Rule 14a-8

The Company respects the right of qualifying shareholders to present proposals in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws, and the Company has historically sought no-action relief to omit shareholder proposals submitted under Rule 14a-8 only when there is a reasonable basis for doing so.

For the Annual Meeting, the Company received a shareholder proposal seeking permanent separation of the Board Chair and CEO positions. After careful consideration, including a review of SEC staff guidance and Rule 14a-8 no-action letter precedent, the Company determined there was a reasonable basis to omit the proposal from the proxy materials under Rule 14a-8 and, accordingly, the Company has not included the proposal in this Proxy Statement or in the proxies the Company is soliciting for the Annual Meeting. Consistent with SEC rules, the Company submitted notice of its intent to exclude the proposal from the proxy materials to the SEC staff, which explained the rationale for excluding the proposal. The notice is available on the SEC’s website at https://www.sec.gov/files/corpfin/no-action/14a-8/cheveddenalaska11426.pdf.

The central premise of the shareholder proposal is that the Company lacks a Board leadership structure in which the roles of Chair of the Board and CEO are separated. The proposal sought to mandate a policy that would require the permanent separation of these positions. The Board Chair, currently Patricia M. Bedient, is an independent, non-executive director, and she has served in that position at all times since May 2022. The Board has announced no plans or intention to change its Board leadership structure. Notwithstanding this, the proposal’s resolution urged that “two separate people hold the office of the Chairman and the office of the CEO as soon as possible,” and the supporting statement addressed potentially “phasing in” the separation but stating that it is “better to adopt it now” (emphasis added). The supporting statement then inaccurately sought to link certain events occurring in 2025 to an asserted need for immediate separation of the Board Chair and CEO positions, again ignoring the Board’s current leadership structure. The false and misleading statements were embedded in every material aspect of the proposal and supporting statement, resulting in likely shareholder confusion about what the proposal sought and what, if anything, would change if the proposal were adopted.

Due to the materially false premise permeating the proposal and supporting statement, the Company determined an informed vote by its shareholders would be impaired and could not be effectively cured by disclosure it could include in response to the proposal. Based on these facts, the Company believes the proposal meets the established standard for exclusion under Rule 14a-8(i)(3).

Virtual Meeting Philosophy

The Company has conducted its Annual Meeting as a virtual meeting since 2016. The Company also offers shareholders the option to ask questions via the live chat feature. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by shareholders with less expense and fewer logistical issues than an in-person meeting. This approach also allows the meetings to remain focused on matters directly relevant to the interests of shareholders in a way that recognizes the value to shareholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide shareholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•
providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•
providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits;
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•
offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Shareholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1: Election of Directors to One-Year Terms

The Company’s Bylaws (Bylaws) provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Bylaws. Ten directors have been nominated for election this year and each has consented to serve a one-year term ending in May 2027. There are no family relationships among the directors and the Company's executive officers.

Patricia M. Bedient, 72	Select Qualifications:

Former Executive Vice President and CFO, Weyerhaeuser Company Director of Alaska Air Group since 2004 Independent, Non-Executive Board Chair
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
Business Development and Mergers and Acquisitions Experience
•
Strategic Planning Expertise

Professional Highlights:

Ms. Bedient was executive vice president for Weyerhaeuser Company, a publicly traded company and one of the world's largest integrated forest products companies, from 2007 until her retirement in July 2016. She was Weyerhaeuser’s CFO from 2007 until February 2016. Ms. Bedient served as senior vice president, finance and strategic planning from 2006 until 2007 and as vice president, strategic planning from 2003, when she joined Weyerhaeuser. A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP, an accounting firm, prior to joining Weyerhaeuser. Ms. Bedient also worked at Arthur Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs. She holds a Cyber-Risk Oversight Certificate and an Effective AI Oversight for Directors Certificate from the National Association of Corporate Directors. Ms. Bedient currently serves on the Board of Suncor Energy where she chairs the audit committee and is a member of the governance nominating committee as well as serving on the Park Hotels & Resorts Inc.'s board as a member of the audit committee and chair of the governance nominating committee. In 2025 she was chosen as the Public Company Director of the Year by the National Association of Corporate Directors.

Current Public Company Board Service:

•
Suncor Energy Inc.
•
Park Hotels & Resorts Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Oregon State University Foundation Board of Trustees
•
Overlake Medical Center Board of Trustees
•
University of Washington Foster School of Business Advisory Board

Education:

•
BS, Oregon State University

James A. Beer, 65	Select Qualifications:

Former CFO, Atlassian Corporation Director of Alaska Air Group since 2017 Innovation Committee (Chair) Audit Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Cybersecurity and Technology Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience

Professional Highlights:

Mr. Beer served as CFO at Atlassian Corporation PLC, a publicly traded company, from 2018 until his retirement in 2022. He was executive vice president and CFO for McKesson Corporation from 2013 to 2017 and CFO at Symantec Corp from 2006 to 2013. From 1991 to 2006, he held several management positions, including CFO at AMR Corporation and American Airlines. Mr. Beer served on the ForeScount Technologies, Inc. board of directors from 2016 to 2020 where he served on the audit committee. In 2020, he was appointed to the board of DocuSign, Inc. and serves on its audit and M&A committees. In April 2024, Mr. Beer joined the board of Zscaler, Inc., a leading cyber security firm, where he serves on the audit committee. In July 2025, he was appointed to the board of Redis, a privately-held enterprise software company. Mr. Beer serves on the Audit Committee of Redis.

Current Public Company Board Service:

•
DocuSign, Inc.
•
Zscaler

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Redis

Education:

•
BS, Aeronautical Engineering, Imperial College, London University
•
MBA, Harvard Business School

Raymond L. Conner, 70	Select Qualifications:

Former Vice Chairman, The Boeing Company Director of Alaska Air Group since 2018 Compensation and Leadership Development Committee (Chair) Safety Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Conner is the former vice chairman of The Boeing Company, a multinational corporation and aerospace manufacturer. Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and material divisions. Most recently, he served as vice president and general manager of the 777 program (2001 to 2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 to 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2012 to 2017). Mr. Conner is operating advisor to Clayton, Dubilier & Rice, LLC, a private investment firm, since September 2018. He has served as chairman of Pursuit Aerospace, a global manufacturer of complex aircraft engine components since February 2023.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Board of Trustees Central Washington University
•
Pursuit Aerospace

Education:

•
BS, Central Washington University
•
MBA, University of Puget Sound

Daniel K. Elwell, 66	Select Qualifications:

President, Elwell & Associates, LLC Former Deputy and Acting Administrator, Federal Aviation Administration Director of Alaska Air Group since 2021 Safety Committee (Chair) Innovation Committee
•
Airline/Transportation/Safety Expertise
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
Technology Expertise

Professional Highlights:

Mr. Elwell is president of Elwell & Associates LLC, an aviation consulting firm. He served as Deputy and Acting Administrator of the Federal Aviation Administration (FAA) from 2017 to 2020, where he was responsible for the safety and efficiency of the largest aerospace system in the world. He also had oversight of the FAA’s multibillion-dollar Next Gen air traffic control modernization program to accelerate the shift from ground-based radar to state-of-the-art satellite technology. Mr. Elwell also served as senior vice president for safety, security and operations at Airlines for America (A4A), a trade association and lobbying group, from 2013 to 2015 and was vice president of the Aerospace Industries Association of America, Inc., a non-profit trade association, from 2008 to 2013. He is also a former military and commercial pilot. From 2021 to 2024, Mr. Elwell served on the advisory board of Dedrone Holdings, Inc., an airspace security company. In addition, he served on the board of PARSEC Acquisition, a space, transportation, and advanced space special 3 purposes acquisition company, from 2022 to 2024. Mr. Elwell was appointed in 2021 to serve on the advisory board of Asylon, Inc., a drone security company.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Joby Aviation, Inc. Advisory Board
•
Asylon Advisory Board
•
AVPorts Board
•
SAAB, Inc., USA SSA Board
•
Boom Supersonic Advisory Board

Education:

•
BS, U.S. Air Force Academy

Kathleen T. Hogan, 60	Select Qualifications:

Executive Vice President, Strategy and Transformation,

Microsoft Corporation

Director of Alaska Air Group

since August 2019

Governance, Nominating and Corporate Responsibility Committee (Chair)

Compensation and Leadership Development Committee

•
CHRO/Org. Strategy
•
Public Company Governance Experience
•
Technology Experience
•
Strategy Consulting Experience

Professional Highlights:

Ms. Hogan has been the executive vice president of strategy and transformation for Microsoft Corporation, a publicly traded multinational technology company, since 2025. She previously served as chief people officer from 2015 to 2025 and corporate vice president of Microsoft Services from 2003 to 2015. Prior to joining Microsoft in 2003, Ms. Hogan was a partner at McKinsey & Company, Inc., a global management consulting firm, where she was a leader in their high-tech/software and sales/marketing practices. She started her career at Oracle Corporation, a multinational technology company, where she was a developer and marketing manager in their Applications business. She previously led the finance committee for the Puget Sound affiliate of Susan G. Komen for the Cure.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Fred Hutch Cancer Center Advisory Board
•
Stanford University Advisory Board - Seattle

Education:

•
BS, Harvard University
•
MBA, Stanford University Graduate School of Business

Adrienne R. Lofton, 50	Select Qualifications:

Vice President, Global Product & Integrated Marketing, Google Inc. Director of Alaska Air Group since 2021 Compensation and Leadership Development Committee Innovation Committee
•
Brand/Marketing Expertise
•
Technology Experience
•
HR/Org. Strategy

Professional Highlights:

Ms. Lofton has been the vice president of global consumer marketing, platforms & devices at Google LLC, a multinational technology company, since July 2024, where she oversees the worldwide integrated consumer experience for Google's platforms & ecosystems portfolio. Previously she served as vice president of global brand marketing at Google from 2021 to July 2024. Prior to this, Ms. Lofton served as vice president and head of North America marketing at NIKE, Inc., a multinational shoe, apparel, and sports equipment, from 2018 to 2021, and as senior vice president, of global marketing, operations and philanthropy from 2015 to 2018 of Under Armour, Inc., an apparel and footwear manufacturer. Ms. Lofton has deep cross-industry experience that includes leadership roles at Levi Strauss & Co., an American apparel company, where she was chief marketing officer for the global Dockers brand and Target Corporation, a general merchandise retailer, where she helped spearhead Target’s multicultural marketing focus and provided cross-categorical leadership across its iconic master brand. She began her career at The Gap Inc., an apparel retailer, and also worked at Starcom Worldwide, Inc., a media agency and advertising network, focused on the General Motors portfolio.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BA, Howard University

Ben Minicucci, 60	Select Qualifications:

President and CEO, Alaska Air Group, Inc. and Alaska Airlines, Inc. Director of Alaska Air Group since 2020
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Minicucci has been chief executive officer of Alaska Air Group (Air Group) and Alaska Airlines (Alaska) since 2021. He has been president of Alaska since 2016 and became president of Air Group in 2021. He served as chief operating officer from 2008 until 2019. Mr. Minicucci also served as chief executive officer of Virgin America Inc. from 2016 to 2018. Prior to this, he held various executive positions at Alaska, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering. Before joining Alaska, Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci served on the board of PG&E Corporation, an energy-based holding company) from 2018 to 2019.

Current Non-Public Company Board Service:

•
University of Washington Michael G. Foster School of Business, Center for Leadership and Strategic Thinking
•
UNCF

Education:

•
BS and MS, Royal Military College of Canada
•
Advanced Management Program, Harvard Business School

Helvi K. Sandvik, 68	Select Qualifications:

President, Kidways LLC Director of Alaska Air Group since 2013 Compensation and Leadership Development Committee Governance, Nominating and Corporate Responsibility Committee	• Business Development and Mergers and Acquisitions Experience • Government/Public Affairs/Regulatory Expertise • HR/Org. Strategy • Public Company Governance Experience • CEO Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC, a business management consulting firm. From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction. During this time, she oversaw the growth of NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion. Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including as director of statewide aviation and deputy commissioner, as well as a variety of public and non-profit leadership roles.

Current Non-Public Company Board Service:
• Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group) • HDR, Inc. • National Center for American Indian Enterprise Development

Education: • BA, Kalamazoo College • MBA, University of Alaska Fairbanks

Peter A. Shimer, 63	Select Qualifications:

Former CFO and CEO, Deloitte Audit Committee Safety Committee
•
Business Development and Mergers and Acquisitions Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
Technology Expertise
•
CEO Experience

Professional Highlights:

Mr. Shimer served as interim chief executive officer of Deloitte, an accounting firm, in 2022 and 2023. He also served as U.S. chief operating officer, chief financial officer, chair of the Deloitte U.S. operating committee, member and chair of the U.S. executive committee, and Seattle managing partner. He has been responsible for operational performance, evaluating major investments—including acquisitions, joint ventures, technology, and innovation—and driving strategic choices in cost leadership across the organization. Mr. Shimer has experience advising C-suite, corporate boards and audit committees on complex business matters, including strategy development, acquisitions/divestitures, financial accounting and reporting, governance, risk management, and compliance matters.

Current Public Company Board Service:

•
Korn Ferry
•
Synopsys, Inc.

Current Non-Public Company Board Service:

•
Fred Hutchinson Cancer Center

Education:

•
BA, University of Washington

Eric K. Yeaman, 58	Select Qualifications:

Founder and Managing Partner, Hoku Capital LLC Director of Alaska Air Group since 2012 Audit Committee (Chair) Governance, Nominating and Corporate Responsibility
•
Business Development and Mergers and Acquisitions Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
CEO Experience

Professional Highlights:

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, HI. He was president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019. From 2008 to 2015, he was president and CEO of Hawaiian Telcom, Inc., a telecommunications and technology company serving the state of Hawaii. Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO), an electric utility. Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools, a private charitable educational trust, from 2000 to 2003. He began his career at Arthur Andersen LLP, an accounting firm, in 1989.

Current Public Company Board Service:

•
Alexander & Baldwin, Inc.
•
Par Pacific Holdings, Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines, Hawaiian Holdings, and Horizon Air (subsidiaries of Alaska Air Group)
•
Lanihau Properties, LLC
•
Palani Ranch Company, Inc.
•
Friends of Hawaii Charities, Inc.
•
The Harold K.L. Castle Foundation
•
Hawaii Asia Pacific Association

Education:

•
BBA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 10 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with the Board Chair, CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established five standing committees: the Audit Committee, the Compensation and Leadership Development Committee, the Governance, Nominating and Corporate Responsibility Committee, the Safety Committee and the Innovation Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance, Nominating and Corporate Responsibility Committee	Safety Committee	Innovation Committee
Patricia M. Bedient [1]
James A. Beer	Member				Chair
Raymond L. Conner		Chair		Member
Daniel K. Elwell				Chair	Member
Kathleen T. Hogan		Member	Chair
Adrienne R. Lofton		Member			Member
Helvi K. Sandvik		Member	Member
Peter A. Shimer	Member			Member
Eric K. Yeaman	Chair		Member

1 Ms. Bedient serves as the independent, non-executive Board Chair.

Board Committee and Risk Oversight Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

With regard to matters pertaining to the independent registered public accountants:

o
appoint them, approve their compensation and oversee their work;
o
review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent registered public accountants and the Company;
o
maintain ongoing discussions as to their objectivity and independence;
o
pre-approve all auditing and non-auditing services to be performed;
o
review annual audited and quarterly financial statements with management and the independent registered public accountants;

o
review major issues regarding accounting principles and financial statement presentations with management and the independent registered public accountants;
o
receive and review communications required from the independent registered public accountants under applicable rules and standards; and
o
establish clear hiring policies for employees and former employees of the independent registered public accountants.

With regard to matters pertaining to the internal auditor and executive leadership under the VP Audit Programs:

o
review and approve the annual internal audit plan;
o
review the results of internal audit activities;
o
review the structure and resources of the internal audit team; and
o
review and approve any changes to the internal audit charter.

With regard to matters pertaining to information security risk oversight and executive leadership under the Chief Information Security Officer:

o
review and discuss technology, information security (e.g., cybersecurity and ransomware), data privacy risks, artificial intelligence risks, effectiveness of related security controls and cybersecurity response and mitigation efforts.

With regard to matters pertaining to risk oversight, compliance and controls and executive leadership under the VP Audit Programs and Chief Ethics and Compliance Officer:

o
discuss with management policies and practices with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and enterprise risk management;
o
review with management major financial risk exposures and adequacy and effectiveness of associated internal controls;
o
review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;
o
discuss with management earnings releases and any information provided to analysts and ratings agencies;
o
develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for the treatment of complaints (including the confidential submission thereof) concerning accounting, internal controls or auditing matters
o
review any changes to the corporate compliance program charter and the Company's insider trading policy; and
o
obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.
•
Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

With regard to matters pertaining to executive and director compensation and executive leadership under Alaska’s Chief People Officer and guidance from an independent consultant:

o
set, review and approve compensation of the Company's CEO and other elected officers of the Company and its subsidiaries; and
o
establish the process for reviewing and approving corporate goals relevant to the Alaska Air Group CEO's compensation and for evaluating CEO performance in light of those goals.
•
Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.
•
Grant equity-based awards to elected officers.
•
Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.
•
Make recommendations to the Board regarding other executive compensation matters.
•
Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees and the extension of plan participation to employees of subsidiaries.
•
Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.
•
Review CEO and other management development and succession plans, including standards for assessment of individual development activities and progress.
•
Administer and make recommendations to the Board of Directors with respect to long-term incentive equity plans.
•
Administer, review and modify the Company’s clawback policy regarding recoupment of certain compensation payments.
•
Oversee the development, implementation and progress of the Company's workforce management polices and strategies.
•
Review the report on executive compensation required for the annual proxy statement.
•
Annually review and reassess the adequacy of the Compensation and Leadership Development Committee’s charter and its performance.

Governance, Nominating and Corporate Responsibility Committee

With regard to matters pertaining to board and governance risk and executive leadership under the Company's CEO and other executives overseeing Sustainability:

•
Develop, monitor and reassess from time to time the Corporate Governance Guidelines.
•
Evaluate the size and composition of the Board.
•
Develop criteria for board membership.
•
Evaluate the independence of existing and prospective members of the Board.
•
Seek and evaluate qualified candidates for election to the Board.
•
Evaluate the nature, structure and composition of other board committees.
•
Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.
•
Review and assess sustainability goals, initiatives and performance.
•
Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.
•
Review director and officer insurance programs and other key insurance policy coverage.
•
Annually review the Company’s Policy on Political Contributions and Engagement and regularly monitor compliance with such policy.
•
Review the oversight role of all committees related to new and emerging technologies, including Artificial Intelligence.

Safety Committee

With regard to matters pertaining to safety related risk oversight and executive leadership under the VP Safety:

•
Monitor management’s efforts to ensure the safety of the Company's passengers and employees and its subsidiaries.
•
Monitor and assist management in creating a single level of safety culture that achieves the highest possible industry performance measures.
•
Review management’s efforts to ensure aviation security and reduce the risk of security incidents.
•
Monitor Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.
•
Periodically review with management and outside experts all aspects of airline safety.
•
Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.
•
Annually review and reassess the adequacy of the Safety Committee’s charter and its performance.
•
Review and recommend for approval by the Compensation and Leadership Development Committee broad-based incentive plan safety goals and metrics included in the Company’s compensation programs.

Innovation Committee

With regard to matters pertaining to innovation risk oversight and executive leadership under the Chief Commercial Officer:

•
Review and advise on the Company’s strategy and approach to innovation, including how such innovation improves revenue, guest and employee experiences.
•
Ensure the Company applies an appropriate risk-based methodology in defining an innovation strategy and related investment allocation.
•
Discuss and advise on the Company’s risk tolerance for adopting emerging or disruptive technology in connection with commercial viability.
•
Review allocation of resources – both financial and human capital – for innovation and to support management’s efforts to execute such strategy.
•
Review and monitor progress for each major initiative’s roadmap and supporting objectives and key results.
•
Discuss and advise on methods to foster a culture of innovation across the Company in support of operational, financial and safety objectives.
•
Review and discuss technology trends that could significantly affect the Company and the business in which it operates, including whether investments in technology partners are required to assist in delivering the Company’s strategy.
•
Review and discuss technology trends, opportunities and products that could affect the Company’s safety performance.
•
Annually review and reassess the adequacy of the Innovation Committee’s charter and its performance.

Board and Committee Meetings

In 2025, the Board of Directors held 4 meetings. The standing board committees held the following number of meetings in 2025:

Audit Committee – 4

Compensation and Leadership Development Committee – 5

Governance, Nominating and Corporate Responsibility Committee – 4

Safety Committee – 4

Innovation Committee – 4

Each director attended at least 75% of all board and applicable committee meetings during 2025. Each director is expected to attend the Company’s Annual Meeting. All directors attended the 2025 annual meeting.

Director Independence

The Board of Directors of the Company has determined that all non-employee directors (Mses. Bedient, Hogan, Lofton and Sandvik and Messrs. Beer, Conner, Elwell, Shimer and Yeaman), as well as each member of the Audit Committee, Compensation and Leadership Development Committee, Governance, Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. This evaluation involves consideration of, among other things, certain business relationships that may exist between the Company and a director's employer or clients. Mr. Minicucci is not independent due to his position as CEO.

The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. In making its determination, the Board considered whether there were any transactions or relationships between the director, members of his or her family and organizations with which that director or family members have an affiliation, on the one hand, and the Company, its subsidiaries and management, on the other hand, and determined there were none.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.
The director has not, within the last three years, been employed by and has no immediate family member that has, within the last three years, been an executive officer of the Company.
2.
Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
3.
Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm personally working on the Company’s audit, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and personally worked on the Company’s audit within that time.
4.
Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member as an executive officer.
5.
The director is not currently an employee, and no immediate family member is an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount that exceeded 2% of such other company’s gross revenues or $1 million, whichever is greater, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings,

mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) sharing the director’s home.

The independence standards for members of the Audit Committee provide that, in addition to the foregoing standards that apply to directors generally, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules. Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Mr. Yeaman, Mr. Beer and Mr. Shimer are Audit Committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of each director and whether each director is affiliated with the Company or any of its subsidiaries or affiliates. Each member of the Company’s Compensation and Leadership Development Committee meets this additional independence requirement in the corporate governance listing standards of the NYSE related to compensation committees.

Director Nomination Policy

Identification of Candidates

1.
Internal Process for Identifying Candidates

The Governance, Nominating and Corporate Responsibility Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed or nominated by a shareholder of the Company, as discussed below):

•
On a periodic basis, by soliciting ideas for possible candidates from a number of sources, including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and other research.
•
From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

Through these processes, the Board believes it has assembled a Board made up of a mix of directors with diverse qualifications, backgrounds, demographics and perspectives.

2.
Candidates Proposed by Shareholders

Shareholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Shareholders below). Shareholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Bylaws and as generally described below under General Nomination Right of All Shareholders. For more information, including the deadlines applicable to the submission of director nominations for next year’s Annual Meeting, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement.

Shareholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Shareholders.

The Corporate Secretary will send a copy of the Bylaws to any interested shareholder upon request. The Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

a.
Proxy Access Right of Shareholders

Pursuant to the Bylaws, the Company provides a “proxy access” right to shareholders. The Company believe its proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of shareholders. Under this proxy access right, a shareholder or a group of up to 20 shareholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as directors of the Company at an annual meeting and inclusion in the Company’s proxy materials. This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Bylaws. The provisions generally require that written notice of a shareholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date the Company’s proxy statement was released to shareholders for the previous year’s annual meeting. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Bylaws.

b.
General Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting if the shareholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Bylaws. The provisions generally require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a shareholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws.

c.
Consideration of Director Candidates Recommended by Shareholders

The Nominating Committee will evaluate candidates recommended by a single shareholder, or group of shareholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfied the notice, information and consent provisions set forth below (such individual or group is referred to as a Qualified Shareholder).

The Nominating Committee will evaluate candidates recommended by a Qualified Shareholder in accordance with the procedures described below.

A Qualified Shareholder may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. No such notice was received in connection with the Annual Meeting.

Any candidate recommended by a Qualified Shareholder must be independent of the Qualified Shareholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating shareholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Shareholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o
Proof of stock ownership (including for the required holding period) of the shareholder or group of shareholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any shareholder that is the shareholder of record. Any shareholder that is not the shareholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.
o
A written statement that the shareholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.
o
The name or names of each shareholder submitting the Notice, the name of the candidate, and the written consent of each such shareholder and the candidate to be publicly identified is required.
o
Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the Exchange Act) shall be provided.
o
Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the shareholder submitting the Notice, and the candidate will make available to the Nominating Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.
o
Regarding the shareholder submitting the Notice, such person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.
o
The signature of each candidate and of each shareholder submitting the Notice is required. The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Board Chair and to the chair of the Nominating Committee.

If, based on the Nominating Committee’s initial screening of a candidate recommended by a Qualified Shareholder, a candidate continues to be of interest to the Nominating Committee, the chair of the Nominating Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more Nominating Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Shareholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations with any Qualified Shareholder who made a director candidate recommendation.

The Nominating Committee’s policy on the evaluation of candidates recommended by shareholders who are not Qualified Shareholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a shareholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth under Policy on Minimum Qualifications for All Directors below; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider any suggestions of director candidates based on the same criteria used for candidates recommended by Qualified Shareholder, provided that director candidates will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, a prospective director nominee’s relevant experience, intelligence, independence, reputation, age, commitment, ability to work with the CEO and within the Board's culture. The Nominating Committee may also consider a director nominee’s CEO experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, where the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under such policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director pursuant to the non-employee directors compensation policy described below; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

Since January 1, 2025, neither the Company nor its subsidiaries has participated in, nor are there currently planned, any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2025 Director Compensation

The following table presents information regarding the compensation paid for 2025 to members of the Board of Directors who were not also the Company’s employees. The compensation paid to Mr. Minicucci for 2025 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Minicucci did not receive additional compensation for his service on the Board.

The Company's compensation policy for members of the Board who are not employed by the Company or any of its subsidiaries (non-employee directors) provides for the director to receive annual cash and stock retainers for their service on the Board. The Board's philosophy on director compensation is to be near the median of compensation paid to non-employee directors of companies in its peer group (identified in the CD&A below). Following a market review by the Compensation and Leadership Development Committee's independent consultant in February 2025, the Board approved the following compensation structure for 2025:

•
Annual cash retainer of $90,000;
•
Annual stock retainer of $140,000;
•
Additional annual cash retainer for the non-executive Board Chair of $150,000;
•
Annual retainer of $30,000 for the chair of the Audit Committee, $25,000 for the chair of the Compensation and Leadership Development Committee, and $20,000 for the chairs of the Governance Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee; and
•
Additional annual cash retainer for board service on the Hawaiian Holdings, Inc. (an Alaska Air Group, Inc. subsidiary) board of directors of $20,000.

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors, each eligible director may elect in the prior year to receive his or her annual stock retainer in the form of shares that are fully vested at the time of grant or to receive vested deferred stock units for all or a portion of the award that are not paid in shares until his or her termination of service on the Board. If no election is made in the year prior to payment, the director is issued fully vested shares.

The following table presents information regarding the compensation paid for 2025 to the non-employee directors.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Patricia M. Bedient	240,001	139,999	25,731	405,731
James A. Beer	110,001	139,999	15,494	265,494
Raymond L. Conner	115,001	139,999	12,992	267,992
Daniel K. Elwell	110,001	139,999	15,114	265,114
Kathleen T. Hogan	110,001	139,999	98,148	348,148
Adrienne R. Lofton	90,001	139,999	10,795	240,795
Helvi K. Sandvik	90,001	139,999	10,795	240,795
Peter A. Shimer	90,001	139,999	12,873	242,873
Eric K. Yeaman	140,001	139,999	36,481	316,481

(1)
In May 2025, Mr. Beer, Ms. Hogan, Ms. Lofton, Mr. Shimer and Mr. Yeaman were each granted 2,653 vested and deferred stock units (DSUs), based on their 2024 elections to defer 100% of their 2025 stock retainers. Mr. Elwell deferred 50% of his 2025 stock retainer and received 1,327 DSUs and 1,326 vested shares. Ms. Bedient, Mr. Conner, and Ms. Sandvik were each issued 2,653 vested shares. See discussion of these awards in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2025 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.
(2)
The non-employee directors do not hold any outstanding stock options. They also do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan (other than the election to receive DSUs as noted above). Non-employee directors do not receive pension benefits for their service. As part of each director’s compensation, the non-employee director and the non-employee director’s spouse or domestic partner and eligible dependents are provided complimentary, positive-space transportation on Alaska Airlines, Horizon Air and Hawaiian Airlines. Included in the “All Other Compensation” column for each non-employee director is the incremental cost to the Company for providing this travel to the director and any eligible family members. Positive-space travel is a benefit unique to the airline industry. By providing this travel to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska, Hawaiian and Horizon employees and services. Each director also receives an annual award of $10,000 worth of Atmos Rewards Points that can be, among other things, used to purchase tickets on oneworld partners so that directors can experience partner airlines. The “All Other Compensation” column also includes the value of reimbursements for taxes on the transportation benefits provided to each director. Mr. Yeaman's "Fees Earned or Paid in Cash" total includes $20,000 for services rendered as a member of the Hawaiian Holdings, Inc. Board of Directors in 2025.

Director Stock Ownership Policy

The Company has adopted a stock ownership policy for directors, although the Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, including subsidiary board cash retainers, with such ownership to be achieved within six years of joining the Board. DSUs held by directors, which are 100% vested as of the grant date, count toward the holding requirement even though shares will not be issued with respect to deferred units until the director leaves the Board. All non-employee directors have met this requirement or are on schedule to meet this requirement as of December 31, 2025, except Mr. Shimer, who joined the Board in 2025 and has until 2031 to comply with the director stock ownership policy.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2: Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (NEOs) as disclosed pursuant to SEC’s rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively to drive superior performance and support shareholder alignment. For the NEOs, who are responsible for the overall execution of the Company’s strategy, a high percentage of total direct compensation1 is variable and tied to the achievement of specified performance goals and/or the value of the Company’ stock. Results of the Company's incentive-based executive compensation programs are linked to performance on the Company’s operational, financial and strategic goals so that executives’ interests are aligned with shareholders' interests.

The CD&A describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2025.

1 The Company defines "total direct compensation" as base salary, actual short-term incentive pay and the grant date fair value of equity awards as determined for accounting purposes.

Executive Compensation Elements

The Company's 2025 executive compensation program included three core elements:

Base Salary In February 2025, the Committee set the annual base salary level for Mr. Minicucci at approximately the 25th percentile of the base salaries of chief executive officers in the transportation and travel peer group identified in the CD&A. The Committee set base salaries for the other NEOs slightly below the median base salaries for corresponding positions in these same peer groups or general industry companies where relevant factoring in tenure, performance and scope of responsibilities.

Annual Incentive Pay The NEOs are eligible to earn incentive pay under the Company's annual Performance Based Pay (PBP) Plan, in which all employees participate with the same performance goals. The PBP Plan is intended to motivate all participants to achieve specified Company goals. For 2025, the plan focused on four key areas: profitability, safety reporting, guest experience and integration-related synergy capture.

Refer to the CD&A for more detailed information on the structure and payout of the PBP.

Long-Term Incentive Pay Equity-based incentive awards that link executive pay to shareholder value generation are an important element of the Company’s executive compensation program and comprise the largest portion of pay for NEOs. Long-term equity incentives that vest over three-year periods are awarded annually, including performance stock units (PSUs) and restricted stock units (RSUs). The NEOs’ 2025 equity grant was approximately 50% PSUs and 50% RSUs (based on the grant date value of the awards). The Committee grants equity awards annually which results in overlapping vesting periods that discourage short-term risk taking and align NEOs’ long-term interests with those of shareholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In general, the Committee sets target annual incentive pay and annual equity grants at levels intended to provide executives an opportunity to achieve target total direct compensation1 at approximately the 50th percentile of the target total direct compensation for comparable positions with the peer companies if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

1 The Company defines "target total direct compensation" as base salary, target short-term incentive pay and the grant date fair value of equity awards as determined for accounting purposes.

Annual Advisory Say-on-Pay Proposal

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the NEOs is advisory only and will not be binding on the Company, the Board or the Committee, nor will it be construed as overruling a decision by the Company, the Board or the Committee or as creating or implying any additional fiduciary duty for the Company, the Board or the Committee. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Consistent with the results of an advisory vote at the Company’s 2023 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the NEOs, shareholders are given an opportunity to cast an advisory vote on NEOs' compensation annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2027.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

This CD&A contains a discussion of the material elements of compensation earned by, or awarded to, the Company's named executive officers (NEOs) during 2025:

Ben Minicucci, president and chief executive officer (CEO) of Alaska Air Group and Alaska Airlines;

Shane R. Tackett, executive vice president finance and chief financial officer (CFO) of Alaska Air Group and Alaska Airlines;

Andrew R. Harrison, executive vice president and chief commercial officer (CCO) of Alaska Airlines;

Constance E. von Muehlen1, executive vice president and advisor to the chief operating officer (COO) of Alaska Airlines; and

Kyle B. Levine2, executive vice president corporate and public affairs, chief legal officer and corporate secretary of Alaska Air Group and Alaska Airlines.

1 Ms. von Muehlen resigned from her role as COO of Alaska Airlines in November 2025 and retired from the Company on February 16, 2026, after serving in an interim capacity as executive vice president and advisor to the COO.

2 Mr. Levine was elected executive vice president on September 29, 2025. He previously served as senior vice president legal, general counsel and corporate secretary.

Consideration of Say-on-Pay Advisory Vote

Shareholders have an opportunity annually to cast an advisory vote in connection with the Company's executive compensation program. At the 2025 annual meeting, 97% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2024 executive compensation. Additionally, during the Company's annual outreach to shareholders representing approximately 50% of the Company’s common stock, shareholders expressed positive sentiments about the Company's compensation program. The Committee believes that these factors indicate that shareholders generally approve of executive compensation at Alaska Air Group.

Philosophy and Objectives of the Company’s Executive Compensation Program

The philosophy of the Company’s executive compensation program in 2025 was consistent with that of prior years: being responsible stewards of shareholder resources while compensating executives appropriately and competitively for driving superior performance relative to other airlines in North America.

Because the NEOs are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their target total direct compensation, approximately 90% for the CEO and 81% for the other NEOs, is variable and tied to Company performance or stock price, thereby providing incentives to achieve goals that the Company believes create value for shareholders.

The fundamental objectives of the executive compensation program are:

•
to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group as there is substantial competition for talent in key geographies;

•
to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets set in the PBP Plan and the Company’s strategic plan; and
•
to align the interests of executives and shareholders by tying a large portion of executives’ target total direct compensation to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure and guest satisfaction.

2025 Compensation Actions:

To implement the executive compensation program for 2025, the Committee took the following steps in February 2025:

•
Evaluated executive compensation against a new peer group that was selected to more closely align with the Company's revenues and the complex, operations-heavy, asset-intensive and consumer-oriented nature of its business.
•
Approved target total direct compensation for Mr. Minicucci that is approximately 90% performance-based, meaning that it is contingent on operational, financial and/or stock price performance. For the other NEOs, the Committee approved target total direct compensation that is, on average, approximately 81% performance-based (see the Target Total Direct Compensation section below). Both the short-term and long-term incentive programs contain performance-based metrics and goals that contribute to the long-term success of the Company.
•
Established 2025 performance metrics, goals and participation rates for the PBP Plan. The metrics under this plan include profitability, safety reporting, guest experience, integration-related synergy capture, and relative industry financial performance. All employees of Alaska Airlines--including those employed by Hawaiian Airlines prior to the Company achieving a Single Operating Certificate--and Horizon Air participated in the 2025 PBP plan and have their bonuses determined using the same goals.
•
Approved long-term incentive equity awards to NEOs. Each NEO's grant consisted of 50% of service-based RSU awards, and 50% of PSU awards that vest only if specified, sustained three-year return on invested capital (ROIC) performances goals are achieved. The Committee believes these awards and use of ROIC in the PSUs further align executives’ incentives with the creation of long-term value for shareholders.

Compensation Setting Philosophy

In 2025, the Committee targeted the CEO’s base salary at approximately the 25thpercentile of the chief executive officers in the peer group identified below. The Committee may decide to set the CEO’s salary above or below that percentile after considering other relevant factors. The CEO’s compensation arrangements are generally structured to provide the opportunity to earn total direct compensation up to approximately the 50th percentile of the target total direct compensation of peer companies’ chief executive officers if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other NEOs, the Committee generally targets base salary at or about the median of base salaries versus the compensation peer group and provides an opportunity to achieve total direct compensation at the 50thpercentile of the target total direct compensation for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

While the Committee generally sets executive pay at the levels indicated above, it may also consider other factors, such as Company performance, individual performance, tenure, retention goals, succession considerations, and internal equity, in determining the compensation levels for executives from year to year as appropriate.

How Executive Compensation is Determined

The Committee’s Role. The Committee reviews and approves the compensation of the NEOs with the assistance of its independent compensation consultant. The Committee also takes into account the CEO’s recommendations for all NEOs excluding himself or herself.

Independent Consultants. The Committee has retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and director compensation programs. The Committee considered the following facts in assessing Meridian’s independence as an advisor:

•
Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.
•
Meridian represented that the amount of fees paid by the Company to Meridian during the 12-month period ended December 31, 2025 represents less than one percent of Meridian’s total annual revenues for the 2025 calendar year.
•
Meridian represented that it maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

Based on its review, the Committee has determined that no conflicts of interest exist between the Company and Meridian (or any individuals working on the Company’s account on Meridian’s behalf) and that Meridian is independent.

How the Elements of the Company’s Executive Compensation Program Were Selected

The Committee conducts periodic reviews of the Company’s executive compensation program to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan, and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness, safety, sustainability, and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation (i.e., base salary) and variable performance-based compensation to achieve a program that it believes is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and, in the case of salary and benefits, are generally paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives, with equity incentives also providing further alignment between the interests of the Company's executives and its shareholders.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of shareholders by:

•
using several different financial, safety, and operational metrics that are directly tied to the Company’s strategy;
•
setting financial, safety and operational goals that are reviewed and approved by the Committee, all members of which the Board has determined to be independent;
•
overlapping the performance periods of awards;
•
incorporating short-term and long-term performance periods of varying lengths;
•
maintaining and monitoring compliance with executive stock ownership requirements;
•
capping the payout of short-term cash incentives and PSUs;
•
allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•
monitoring market compensation practices of the airline and transportation industries;
•
maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•
considering internal equity among Company executives; and
•
reflecting the current business challenges and opportunities facing the Company.

The Company does not believe that its compensation programs encourage unnecessary risk-taking that could have a material adverse effect on the Company as a whole.

Executive Pay Mix and the Emphasis on Variable Pay

The Committee believes that emphasis on variable, performance-based compensation for the NEOs is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s shareholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward.

Target total direct compensation for the Company’s NEOs is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2025, the Committee approved target total direct compensation for Mr. Minicucci that is 90% performance-based and/or tied to shareholder value creation. With respect to the other NEOs, the Committee approved target total direct compensation that is on average 81% performance-based upon the achievement of operational and financial performance measures.

Target Total Direct Compensation

The Use of Peer Group Compensation Data

Prior to 2025, the Company utilized two peer groups (i.e. both the Airline peer group and Transportation & Travel peer group), with the Airline group used as the primary reference point for pay level comparison and program design. In late 2024 the Company completed a market review with Meridian to determine whether changes to the dual peer group approach were needed following the Company's combination with Hawaiian Airlines. Based on that review, the Committee approved a new combined transportation industry peer group comprised of select companies from the Airline and the Transportation & Travel groups that the Committee believes better reflects the Company's size and operational complexity for setting 2025 compensation.

The following companies represent the new transportation industry peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2025:

•
Air Canada
•
American Airlines Group
•
Avis Budget Group
•
C.H. Robinson Worldwide
•
Carnival Corporation & Plc
•
Delta Air Lines
•
Expedia Group
•
Expeditors International of Washington
•
Hertz Global Holdings
•
J.B. Hunt Transport Service
• JetBlue Airways • Knight-Swift Transportation Holdings • Lyft • Norfolk Southern • Norwegian Cruise Line Holdings • Royal Caribbean Group • Ryder Systems • Southwest Airlines • United Airlines Holdings • XPO

The Committee chose to include the companies named above in its transportation industry peer group for the following reasons:

•
Shared business characteristics of the Company, such as travel/transportation industry, consumer-focused, operationally complex and asset-intensive;
•
Overall median annual revenues approximates the Company’s annual revenue to represent business complexity; and
•
Includes competitors to fill certain key, industry-related executive positions.

2025 target total direct compensation for the NEOs was generally set in reference to the median for comparable positions at companies in this peer group. Target total cash compensation (i.e. base salary and target short-term incentive pay) for the NEOs was set below the median for comparable positions at companies in the peer group, and target total direct compensation was between approximately the 25th and 50th percentiles. For the CEO, target total cash compensation was set below the median and target total direct compensation was targeted at approximately the 25th percentile for chief executive officers within the transportation and travel industry peer group.

In general, the Committee uses this peer group as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this CD&A, decisions by the Committee are qualitative and the result of the Committee’s business judgment, which is informed by the analysis of the members of the Committee as well as input from, and market data provided by, its independent compensation consultant. The Committee believes that the compensation opportunities provided to the NEOs are appropriate in light of competitive considerations.

The Application of Internal Equity Considerations

In addition to reviewing compensation data for the Company's peer group, the Committee believes it is appropriate to consider other principles of compensation, and not rely on market data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, including internal equity, when determining executive compensation. By also considering internal equity, the Committee can structure executive compensation in a way that helps ensure appropriate compensation in light of atypical internal or external pressures or compensation considerations.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the NEOs. Base salaries, incentive plan payments, equity awards, option exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to help verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

In determining executives’ base salary levels, the Committee considers market compensation data as described above, as well as each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In 2025, the Committee approved a base salary of $900,000 for Mr. Minicucci effective April 12, 2025, which was 23% higher than his 2024 level. The Committee believes this increase was appropriate based on the following considerations:

1.
The Committee recognized Mr. Minicucci's leadership through the most complex time of the Company's integration with Hawaiian Airlines in 2025, including the start of long-haul international flights from Seattle, the launch Company's new loyalty program and the achievement of a Single Operating Certificate.
2.
The Committee's longstanding compensation-setting philosophy has been to set CEO base pay at approximately the 25th percentile of salaries for CEOs in the Company's peer group. Mr. Minicucci's 2025 base pay is consistent with this approach.
3.
The Committee has generally set CEO total target compensation to include a large percentage of pay that is tied to Company performance. Mr. Minicucci's target total compensation in 2025 included the same ratio of base pay to variable pay as it did in 2024.

The Committee also approved base salaries for the other NEOs as follows: Mr. Tackett - $643,700; Mr. Harrison - $595,900; Ms. von Muehlen - $508,300; and Mr. Levine - $606,700, in each case effective as of April 14, 2025. The 2025 base salaries approved for these other NEOs were between 7.0% and 10.0% higher than 2024 levels.

In September 2025 the Committee approved a base salary of $630,000 for Mr. Levine effective September 29, 2025, 3.8% higher than his previous 2025 level. The approved increase was in consideration of the expansion of his role and his promotion to executive vice president corporate and public affairs, chief legal officer and corporate secretary of Alaska Air Group and Alaska Airlines.

The increases to the NEOs' base salaries were approved in consideration of the market review against the new peer group and other above-listed rationale. In 2025 both the CEO's and NEOs' base pay and total target direct compensation were slightly below the peer group median.

Performance-Based Pay (PBP) Short-Term Incentive Pay Plan

The NEOs are eligible to earn annual incentive pay under the PBP Plan, in which all eligible company employees participated in 2025. The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns the PBP Plan with the Company’s strategic plan by determining a target performance goal for each operational, safety, financial, or strategic metric (outlined in the 2025 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Target payout opportunities are established for each NEO as a percentage of base salary. These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as it deems appropriate.

For the NEOs, the 2025 target participation levels are listed in the table below. The Committee approved an increase to Mr. Tackett's participation rate from 95% in 2024 to 100% in 2025 in recognition of his contributions and approved an increase to Mr. Levine's participation rate from 75% to 85% upon his promotion to executive vice president.

2025 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Ben Minicucci	175%
Shane Tackett	100%
Andrew Harrison	95%
Constance von Muehlen	95%
Kyle Levine	85%

Incentive award payments under the PBP Plan range from 0% to 200% of the NEO’s target based on the achievement of performance goals set by the Committee at the beginning of each year. The PBP also includes a margin modifier that can increase the PBP payout based on relative pre-tax margin industry performance as described below. The PBP payout percentage (including the modifier) is capped at 200% of target for executive employees, including the NEOs.

For each metric, performance at the target level results in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to adjust bonus amounts that would otherwise be paid, though no such discretion was applied for 2025.

The long-term success of the Company is highly dependent on running a safe, profitable, sustainable and reliable operation and outperforming the industry. Each of these key strategic objectives is reflected in the metrics of the PBP Plan.

For 2025, the PBP Plan metrics for employees were set as follows:

2025 Performance-Based Pay Metrics

Goal	Weight	Threshold	Target	Maximum
Profitability (1)
Based on the Adjusted Pretax Profit percentage of Alaska Air Group, Inc.	50%	4%	6%	9%
Safety Performance
Based on the change in number of safety reports submitted by Alaska Airlines and Horizon Air employees.	20%	1% increase	3% increase	5% increase
Guest Experience
Based on the number of months Alaska marketed flights achieve a "very good" or "excellent" rank on guest responses to the "Day of Travel Experience Survey."	10%	5 months	7 months	10 months
Integration-Related Synergy Capture (2)
Total synergy captured in 2025 from combining Alaska and Hawaiian	20%	$250M	$300M	$350M

(1)
“Adjusted Pretax Profit” means the net income of Alaska Air Group as computed under GAAP, adjusted for Excluded Items and Alternative Accounting Treatments. “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) performance-based pay, operational performance rewards, or similar such programs as determined in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the PBP Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, significant curtailment gains or losses from retirement plans, the impact of changes in accounting principle, government refunds or assistance and cumulative effect of accounting changes. “Alternative Account Treatments” means expense or income items that, for purposes of calculating Adjusted Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the PBP Plan. These may include, without limitation, fuel hedge accounting on an “as settled” basis. See Appendix A for the calculation of the adjusted pre-tax margin.
(2)
Synergy capture is calculated by measuring incremental revenue and cost savings that could not have been accessed without the combination of Alaska Airlines and Hawaiian Airlines, and subtracting the value of incremental costs that would not have been incurred absent the combination.

The PBP Plan also contained a margin modifier based on the Company's full-year Adjusted Pre-Tax Profit compared to results for corresponding metrics reported by five competitors (Delta, United, American, Southwest and JetBlue). The modifier provides the possibility to increase the payout percentage by 60 points for first place, 40 points for second place and 20 points for third place with no increase if the Company places below third place as compared to the five competitors listed above. The Committee believes profitable growth creates value for all stakeholders. Implementing a profit modifier builds on the Company's baseline profitability threshold, creating further alignment with the Company's long-term financial goals of industry outperformance and to recognize employees for contributing to that success. Ultimately, stronger outperformance allows greater reinvestment into the business to fuel more growth, fosters culture, and provides the foundation for attractive shareholder returns, further solidifying the Company's strong position in the marketplace.

As noted above, the PBP Plan's target financial, safety reporting, guest experience and integration-related synergy capture goals are generally consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance.

Safety continues to be the Company's top priority, and safety reporting is an essential tool to maintain a safe operation. To ensure the Company's culture of strong safety reporting is preserved throughout the integration with Hawaiian Airlines, the Committee set the percentage payout under the safety metric at 20%. Including a safety metric in this broad-based plan underscores the message that every employee "owns safety."

As in prior years, the Committee also included a guest experience goal as a PBP Plan metric for 2025 to align on operational excellence, and for 2025 the Committee also set an integration-related synergy capture goal to motivate every employee to deliver on the financial commitments the Company made to shareholders when it announced its intention to combine with Hawaiian Airlines.

The Committee believes that using adjusted non-GAAP measures, as defined in the footnotes to the 2025 Performance-Based Pay Metrics table above, such as Adjusted Pre-Tax Profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), the Committee believes the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

The table below presents the actual performance results and payout percentages for the 2025 PBP Plan.

2025 PBP Pay Calculation

PBP Metrics	Actual Performance	Payout % for Metric	Weight	Payout %
Profit	2.80%	—%	50%	—%
Safety	7.50%	200.0%	20%	40.00%
Guest Experience	7 of 12 Months	100.0%	10%	10.00%
Integration-Related Synergy Capture	>$350M	200.0%	20%	40.00%
Initial PBP Payout %				90.00%
Margin Modifier Placement	3rd		+	20.0%
Total PBP Payout as a % of Target Participation rate			=	110.00%

PBP payout percentage (including any increase for the modifier) is capped at 200% for executive employees.

Operational Performance Reward Plan

In addition, all the Company’s employees, including the NEOs, participate in a separate annual incentive plan called the Operational Performance Reward (OPR) Plan, which pays a monthly incentive of up to $150 to all employees when certain operational performance targets are met. 50% of the award is based on the achievement of division specific safety metrics. These safety metrics are designed to identify and mitigate risk in top safety areas across the companies. The divisions have authority to update the safety metrics throughout the year if they identify rising risk in another area and/or if the goals have been met on existing metrics. The remaining 50% is based on on-time performance. The maximum annual payout for each employee is $1,800. In 2025, each NEO earned $912 under the OPR Plan.

Long-Term Equity-Based Incentive Compensation

Long-term equity incentive awards that link executive pay to shareholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three-year periods are awarded annually, resulting in overlapping vesting periods. As the value of the awards is dependent on the Company's stock price, the awards are designed to further align NEOs’ interests with those of shareholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture. The Company’s 2025 equity grant structure is described below.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix for each NEO described above. Target equity grant date values, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve target total direct compensation for the NEOs at or about the 50th percentile of the peer group data for executives in comparable positions. The Committee may adjust target equity grant date values to the NEOs based on the Committee’s general assessment of:

•
the individual’s contribution to the success of the Company’s financial performance;
•
internal pay equity;
•
the individual’s performance of job responsibilities; and
•
the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally awards a mix of these instruments to the NEOs when approving annual equity awards.

Timing of Equity Grants. The Committee’s practice has generally been to grant annual equity awards at its first meeting of each fiscal year, which is usually scheduled well in advance. Additionally, the Committee retains discretion to grant equity awards at other times when and as the Committee may determine to be appropriate. The release of material nonpublic information is not taken into account in determining the timing and terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Restricted Stock Units. The Company grants 50% of each NEO’s annual long-term incentive award value in the form of time-based restricted stock units (“RSUs”). If employment requirements are met, the RSUs vest ratably over a three-year period and, upon vesting, are paid in shares of Alaska Air Group common stock. The RSUs provide a long-term retention incentive through the vesting period that requires continued service to the Company and aligns with market practice. The RSUs are also designed to further link executives’ interests with those of Alaska Air Group’s shareholders, as the value of the RSUs is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Company also grants 50% of each NEO’s annual long-term incentive award value in the form of performance-based stock units (“PSUs”). The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as vesting is generally contingent on continued employment through the entire three-year period covered by the award (although all or a portion of the award may remain eligible to vest if the executive’s employment ends in certain circumstances). Like RSUs, the PSUs align the executives’ interests with those of shareholders as their value depends on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested PSUs.

2025 Annual Equity Awards. For 2025, the target equity grant date value and mix of the long-term incentive awards granted to the NEOs are shown in the table below. The grant values for 2025 were determined based on various factors, such as references to market data, company performance, individual performance, strategic initiatives, internal equity, retention and alignment with shareholders.

2025 Annual Equity Award Target Values. The values in the table below represent the target dollar value of the PSU and RSU awards granted in 2025. The Company converts the target value allocated to each type of award into a number of shares to be subject to the award by dividing the dollar value by an average 30-day trailing closing stock price. The actual grant date fair value of each award as determined for accounting purposes (which are disclosed in the executive compensation tables below) will vary from target award values due to required accounting methodologies, and accordingly, the values in the table below differ from the values reported in the 2025 Summary Compensation Table and the 2025 Grants of Plan-Based Awards Table below. For more information on these awards, see the 2025 Grants of Plan-Based Awards table below.

Annual Equity Target Values of 2025 Awards

Name	RSUs (50% of Total Grant)	PSUs (50% of Total Grant)	Total Target Equity Value
Ben Minicucci	$3,125,000	$3,125,000	$6,250,000
Shane Tackett	$1,300,000	$1,300,000	$2,600,000
Andrew Harrison	$1,100,000	$1,100,000	$2,200,000
Constance von Muehlen	$1,025,000	$1,025,000	$2,050,000
Kyle Levine	$800,000	$800,000	$1,600,000

PSUs Granted in 2025. For the PSU awards granted to the NEOs in February 2025 with a January 1, 2025 through December 31, 2027 performance period, the vesting is based on the Company's Return on Invested Capital (ROIC) performance.

Due to the complex and volatile industry environment along with the ongoing integration with Hawaiian Airlines, the Committee elected to set the ROIC goals for the PSUs annually at the beginning of each calendar year during the three-year performance period. The Committee believes that setting the targets annually is appropriate given the multi-year nature of the integration work with Hawaiian

Airlines and the risk of other factors outside the Company's control that materially lowers the Company’s ability to set reliable performance goals. This structure continues to hold NEOs accountable to sustained long-term performance. ROIC targets established for 2025 are set forth in the table below.

2025 Performance Stock Unit Award Metrics (2025-2027 Performance Period)

RETURN ON INVESTED CAPITAL METRICS JANUARY 1, 2025 – DECEMBER 31, 2025 (1)
ROIC January 1, 2025 - December 31, 2025 (2)	Percentage of ROIC Stock Units that Vest for 2025 portion of the Performance Period
9% and above	200%
8%	100%
7%	50%
Below 7%	0%

(1)
Payout percentages will be linearly interpolated for performance between the levels identified above.
(2)
As described above, ROIC metrics for 2026 and 2027 will be set by the Committee at the start of the related fiscal year. ROIC is calculated by dividing the Company's Adjusted Net Operating Profit After Tax (before interest expense on debt and interest implicit in aircraft leases) by the Company's average Total Invested Capital for that year.

At the end of the three year performance period, the final results will be calculated using a simple average of the payout percentages achieved in each of the three years to determine the final payout percentage. The percentage of the PSUs that vest ranges from 0% to 200% of the target number of units subject to the award, depending on the achievement of the Company’s goals for the performance period. The Committee retains discretion to reduce vesting percentages.

The Company's ROIC for 2025 (the first of the three years under the performance period) was 5.4%, representing a 0% payout for the 2025 performance year. This result, while disappointing, demonstrates the Company's commitment to setting rigorous performance goals even in a challenging operating environment.

PSUs Granted Before 2025. The Committee also granted PSUs in 2023 and 2024 with three-year performance periods beginning in January of each respective year.

The PSU awards granted in 2023 vested at the end of the January 1, 2023 through December 31, 2025 performance period and were based 80% on the Company’s TSR performance relative to the an airline peer group comprised of Air Canada, American Airlines Group, Delta Air Lines, JetBlue Airways, SkyWest, Southwest Airlines, Spirit Airlines and United Continental Holdings, and 20% on the Company’s progress towards advancing representation goals at the senior leadership level. In February 2026, the Committee approved a payout of these PSUs at a rate of 98.97%. The Company’s TSR performance ranked sixth among the eight peers, resulting in a 90% payout for that metric and

25% of the Company leadership met representation guidelines, exceeding its 23% goal and resulting in a 134.86% payout for that metric.

The PSU awards granted in 2024 are scheduled to vest at the end of the January 1, 2024-December 31, 2026 performance period. These PSUs have a structure similar to the PSUs granted in 2025 as described above, with ROIC measured annually during the three-year performance period and the final results calculated using a simple average of the payout percentages achieved in each of the three years to determine the final payout percentage. As previously disclosed, the Company's 2024 ROIC resulted in a 200% payout for that year and the Company's 2025 ROIC resulted in a 0% payout.

Perquisites and Personal Benefits

In 2025, the Committee approved providing NEOs with travel-related perquisites as described in note (5) to the Summary Compensation Table below, including confirmed flight benefits and a gross-up to cover the personal tax value of travel benefits. Travel benefits are a uniquely attractive and cost-effective feature of the Company's executive compensation program, serving to attract and retain leaders and allowing them to regularly interact with employees and guests and understand the end-to-end travel experience on the Company's airlines and alliance partners.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. All eligible employees, including the NEOs, participate in the Company’s 401(k) plan. One NEO participates in the Retirement Plan for Salaried Employees (the Salaried Retirement Plan), a tax-qualified defined benefit plan which was frozen on January 1, 2014 at its then-current benefit levels. The benefits that would otherwise be provided to participants under the Salaried Retirement Plan are required to be limited under the Internal Revenue Code.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all NEOs participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplementary Retirement Plan), which is a nonqualified defined contribution plan.

The NEOs are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2025 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Committee believes that requiring significant stock ownership by executives further aligns their interests with those of shareholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer is expected to beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•
five times base salary for the CEO;
•
three times base salary for executive vice presidents; and
•
one and a half times base salary for senior vice presidents.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding requirement is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements. As of December 31, 2025, all NEOs were compliant with the stock ownership policy.

Recoupment of Certain Compensation Payments

In accordance with SEC and NYSE requirements, the Board has adopted a compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless the costs of recovery would exceed the amount of the compensation to be recovered, the Company must seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. The policy also provides that in the event of such a restatement, the Committee may, in its discretion, seek recovery of incentive awards or payments made to other employees who participate in its incentive programs and are not current or former executive officers.

In addition, the policy provides that the Committee may, in its discretion, direct the Company to seek recovery of payments or awards, or to effect forfeiture of unpaid or unvested payments or awards, if within three years of the payment or award, the Company concludes based on credible evidence that a current or former executive officer, or any other employee who participates in its incentive programs, committed a legal or compliance violation in connection with his or her employment (except in the case of a current or former executive officer, for whom a legal or compliance violation may be a basis for recovery under the policy if the violation causes reputational harm to the Company, even if the violation is not connected to employment duties), including but not limited to sexual misconduct, a substance abuse offense, a violation of the Company’s policies, Code of Conduct and Ethics, or a violation of non-competition, non-solicitation, non-disparagement or confidentiality covenants.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the NEOs that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) the consummation of a change-in-control transaction and (2) actual or constructive termination of employment within a specific period. Once the change-in-control event occurs, the NEO’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes. For more information on these agreements, see Potential Payments Upon Change in Control and Termination below.

Executive Officer Severance Policy

On February 13, 2023, the Committee implemented a policy requiring the Company to obtain shareholder ratification of any new or renewed severance arrangement (aside from one arising from the Company's dual-trigger change in control agreement terms) with an executive officer if the value of cash payments, perquisites and any equity acceleration (calculated pursuant to Section 280G of the U.S. Internal Revenue Code), exceeds 2.99 times the sum of the executive officer’s base salary plus the average value of earned short-term incentive pay plan bonuses measured over the prior three years.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation. However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Committee has certain duties and powers as described in its charter. The Committee is currently composed of four non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2025 Annual Report on Form 10-K filed with the SEC and the Company’s 2026 Proxy Statement.(1)

Compensation and Leadership Development Committee of the Board of Directors

Raymond L. Conner, Chair

Kathleen T. Hogan, Member

Adrienne R. Lofton, Member

Helvi K. Sandvik, Member

(1)
SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Mr. Conner, Ms. Hogan, Ms. Lofton, and Ms. Sandvik were members of the Compensation and Leadership Development Committee during all of 2025. No director who served on the Committee during 2025 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2025, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

2025 Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2025 for the CEO, the CFO, and the three other most highly compensated executive officers. These individuals are referred to as the NEOs throughout this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards (1) ($)	Non- Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
Ben Minicucci	2025	847,692	6,769,222	—	1,632,721	145,411	509,293	9,904,339
CEO	2024	705,385	5,155,622	—	2,469,715	—	315,261	8,645,983
Alaska Air Group & Alaska Airlines	2023	637,692	7,969,932	—	1,224,388	94,596	386,446	10,313,054

Shane Tackett	2025	625,714	2,816,382	—	689,198	52,092	329,793	4,513,179
EVP Finance & CFO	2024	577,446	2,319,878	—	1,098,017	—	225,481	4,220,822
Alaska Air Group & Alaska Airlines	2023	552,462	4,011,210	—	672,243	91,725	297,066	5,624,706

Andrew Harrison	2025	583,888	2,382,196	—	611,076	253,886	353,603	4,184,649
EVP & CCO	2024	551,085	2,010,512	—	1,047,930	18,572	248,959	3,877,058
Alaska Airlines	2023	530,923	2,915,973	—	646,073	100,332	379,649	4,572,950

Constance von Muhelen	2025	498,019	2,220,468	—	521,343	69,961	170,757	3,480,548
EVP & Advisor to COO	2024	465,769	2,010,512	—	885,830	—	136,864	3,498,975
Alaska Airlines	2023	438,908	2,993,735	404,923	534,270	32,823	173,348	4,578,007

Kyle Levine	2025	599,075	1,656,333	—	511,143	69,370	310,864	3,146,785
EVP Corporate & Public Affairs, Chief Legal Officer & Corporate Secretary	2024	552,277	1,340,340	—	829,284	—	168,679	2,890,580
Alaska Air Group & Alaska Airlines	2023	494,292	2,350,784	102,803	475,125	19,687	211,946	3,654,637

(1)
The amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2025 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference (and, as to awards granted in prior fiscal years, the corresponding note to the financial statements in the Company’s Form 10-K for that year). For more information about the stock awards granted in 2025 to the NEOs, please see the discussion under 2025 Grants of Plan-Based Awards below.
(2)
The amounts reported in Stock Awards column of the table above also include the grant date fair value of performance-based stock unit awards granted in 2023, 2024 and 2025 to the NEOs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. For the performance stock awards granted in 2024 and 2025, the probable outcome was determined based on the target number of PSUs subject to the award. A Monte Carlo simulation is used to determine the probable outcome of the TSR performance-based conditions applicable to the performance stock awards granted in 2023. The 2023 award also included a leadership representation metric which was recorded and reported at target fair value on the day of grant. The following table presents the aggregate grant date fair value of these performance-based awards included in the Stock Awards column for 2023, 2024 and 2025 and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2023 Performance Awards		2024 Performance Awards		2025 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Ben Minicucci	1,975,935	3,296,489	2,577,811	5,155,622	3,384,611	6,769,222
Shane Tackett	911,271	1,520,291	1,159,939	2,319,878	1,408,191	2,816,382
Andrew Harrison	858,795	1,432,744	1,005,256	2,010,512	1,191,098	2,382,196
Constance von Muehlen	664,027	1,107,809	1,005,256	2,010,512	1,110,234	2,220,468
Kyle Levine (6)	390,545	651,553	670,170	1,340,340	812,278	1,624,556

(3)
The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above includes compensation awarded under the Performance-Based Pay Plan and Operational Performance Rewards Plan, each as further described in the Compensation Discussion and Analysis.
(4)
The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Salaried Retirement Plan and the Supplementary Retirement Plan, both defined benefit plans. The number included in this column is an estimate of the current value of future payments under these plans and does not represent value received in the year presented. For the NEOs, company contributions to the DC Supplementary Retirement Plan in lieu of the defined-benefit plan are reported in the All Other Compensation column and detailed in the table in Footnote (5) below. Mr. Tackett’s pension benefits in the Salaried Retirement Plan were “hard frozen” effective January 1, 2014. This means that the benefit payments due upon his retirement were fixed based on his years of service and earnings as of that date. The amount reported in this column also includes any above-market earnings NEOs received on their accounts under the non-qualified deferred compensation plans.
(5)
The following table presents detailed information on the types and amounts of compensation reported for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

			Life Insurance			Travel
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Additional 'Life Insurance Premium ($)	Taxes Paid on Additional Life Insurance Premium ($)	Life Insurance Premium Over $50K ($)	Travel Benefits(1) ($)	Reimbursement of Taxes Paid on Travel Benefits ($)	Reimbursement of Tax Paid on Business Travel Income(2) ($)	Financial Planning ($)	Other(3) ($)	Total “All Other Compensation” ($)
Ben Minicucci	26,250	355,152	—	—	6,192	38,775	25,157	53,722	—	4,045	509,293
Shane Tackett	46,166	172,108	154	100	2,077	50,766	32,937	22,350	—	3,135	329,793
Andrew Harrison	26,250	161,309	201	130	6,192	81,225	52,699	19,247	2,305	4,045	353,603
Constance von Muehlen	26,250	77,474	264	171	6,162	18,366	11,916	20,026	5,083	5,045	170,757
Kyle Levine	26,250	80,812	172	112	3,312	107,053	69,457	15,197	5,644	2,855	310,864

(1) Includes personal travel amounts which are based on actual ticket fares at time of purchase (which may be modestly discounted for the refundable convenience) and the value of Atmos Rewards points that are annually granted to executives.

(2) Amount of executive's personal income tax liability to the State of California for time spent working in California including gross up values.

(3) Includes the Company’s cost of providing a Company lounge membership and the above-market amount paid for accidental death and dismemberment insurance premiums, any company match on charitable contributions, and an annual physical, if applicable.

2025 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the NEOs in 2025. Please see the PBP Short-Term Incentive Pay Plan section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported in the table and the Long-Term Equity-Based Incentive Compensation section in the CD&A for a description of the material terms of the equity-based awards reported in the table. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan). These amounts are calculated based on the the Committee's approved base pay for the executives, and as such may differ from the actual amounts listed in the Summary Compensation table due to the timing of base pay changes and actual results.

		Estimated Further Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Ben Minicucci
RSUs Annual Award	2/11/2025							46,460			3,384,611
PSUs Annual Award	2/11/2025				23,230	46,460	92,920				3,384,611
PBP Plan		787,500	1,575,000	3,150,000
Shane Tackett
RSUs Annual Award	2/11/2025							19,330			1,408,191
PSUs Annual Award	2/11/2025				9,665	19,330	38,660				1,408,191
PBP Plan		321,860	643,720	1,287,440
Andrew Harrison
RSUs Annual Award	2/11/2025							16,350			1,191,098
PSUs Annual Award	2/11/2025				8,175	16,350	32,700				1,191,098
PBP Plan		283,045	566,089	1,132,178
Constance von Muehlen
RSUs Annual Award	2/11/2025							15,240			1,110,234
PSUs Annual Award	2/11/2025				7,620	15,240	30,480				1,110,234
PBP Plan		241,419	482,838	965,676
Kyle Levine
RSUs Annual Award	2/11/2025							11,150			812,278
RSU Promotion Award	9/29/2025							630			31,777
PSUs Annual Award	2/11/2025				5,575	11,150	22,300				812,278
PBP Plan		237,884	475,767	951,534

Key: RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP – Performance-Based Pay Plan

(1)
The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2025 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each NEO as of December 31, 2025, including the vesting dates for the portions of these awards that had not vested as of that date.

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)
Ben Minicucci
	2/9/2016	12,000	0		65.630	2/9/2026
	2/14/2017	10,130	0		96.300	2/14/2027
	2/13/2018	24,230	0		66.890	2/13/2028
	10/2/2018	680	0		66.260	10/2/2028
	2/14/2019	28,690	0		66.570	2/14/2029
	2/11/2020	32,510	0		64.550	2/11/2030
	11/5/2020	63,510	0		39.180	11/5/2030
	2/25/2021	31,140	0		65.560	2/25/2031
	2/7/2022	26,857	8,953	(2)	55.360	2/7/2032
	5/4/2023						39,160	(3)	1,969,748
	3/19/2024						45,440	(3)	2,285,632	68,160	(4)	6,856,896
	2/11/2025						46,460	(3)	2,336,938	46,460	(4)	4,673,876
Shane Tackett
	2/9/2016	1,474	0		65.630	2/9/2026
	2/14/2017	1,860	0		96.300	2/14/2027
	8/3/2017	780	0		84.990	8/3/2027
	2/13/2018	7,740	0		66.890	2/13/2028
	9/10/2018	3,770	0		68.150	9/10/2028
	2/14/2019	15,180	0		66.570	2/14/2029
	2/11/2020	22,750	0		64.550	2/11/2030
	2/9/2021	18,150	0		55.740	2/9/2031
	2/7/2022	0	4,408	(2)	55.360	2/7/2032
	5/4/2023						18,060	(3)	908,418
	3/19/2024						20,447	(3)	1,028,484	30,670	(4)	3,085,402
	2/11/2025						19,330	(3)	972,299	19,330	(4)	1,944,598
Andrew Harrison
	2/14/2017	7,410	0		96.300	2/14/2027
	2/9/2021	4,538	0		55.740	2/9/2031
	2/7/2022	4,407	4,408	(2)	55.360	2/7/2032
	5/4/2023						17,020	(3)	856,106
	3/19/2024						17,720	(3)	891,316	26,580	(4)	2,673,948
	2/11/2025						16,350	(3)	822,405	16,350	(4)	1,644,810

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)
Constance von Muehlen
	2/13/2018	3,930	0		66.890	2/13/2028
	1/21/2019	90	0		64.860	1/21/2029
	2/14/2019	5,690	0		66.570	2/14/2029
	2/11/2020	2,585	0		64.550	2/11/2030
	4/3/2021	1,484	0		69.490	4/3/2031
	5/2/2023	2,585	0		64.550	5/2/2033
	5/2/2023	8,576	0		69.490	5/2/2033
	5/2/2023	1	3,443	(5)	55.360	5/2/2033
	5/4/2023						13,160	(3)	661,948
	3/19/2024						17,720	(3)	891,316	26,580	(4)	2,673,948
	2/11/2025						15,240	(3)	766,572	15,240	(4)	1,533,144
Kyle Levine
	2/9/2016	1,640	0		65.630	2/9/2026
	2/14/2017	1,750	0		96.300	2/14/2027
	2/13/2018	4,130	0		66.890	2/13/2028
	2/14/2019	4,700	0		66.570	2/14/2029
	2/11/2020	7,400	0		64.550	2/11/2030
	11/5/2020	2,540	0		39.180	11/5/2030
	2/9/2021	1,815	0		55.740	2/9/2031
	2/7/2022	5,419	1,806	(2)	55.360	2/7/2032
	5/2/2023	5,445	0		55.740	5/2/2033
	5/2/2023	363	122	(5)	55.360	5/2/2033
	5/4/2023						7,740	(3)	389,322
	11/2/2023						4,857	(6)	244,307
	3/19/2024						11,814	(3)	594,244	17,720	(4)	1,782,632
	2/11/2025						11,150	(3)	560,845	11,150	(4)	1,121,690
	9/29/2025						630	(6)	31,689

(1)
The dollar amounts shown in these columns are determined by multiplying the number of restricted stock or performance stock units, respectively, by $50.30 (the closing price of Alaska Air Group stock on 12/31/2025 the last trading day of the year).
(2)
Options granted on 2/7/2022 vested on 2/7/2026 as follows: Mr. Minicucci – 8,953 at $55.36 per share; Mr. Tackett – 4,408 at $55.36 per share; Mr. Harrison – 4,408 at $55.36 per share; and Mr. Levine – 1,806 at $55.36 per share.
(3)
The RSUs awarded on 5/4/2023 vested on 2/13/2026. The unvested RSUs under the 3/19/2024 awards are scheduled to vest in two equal annual installments on 2/13/2026 and 2/13/2027. The RSUs awarded on 2/11/2025 are scheduled to vest in 1/3 increments over three years (2/11/2026, 2/11/2027 and 2/11/2028).
(4)
The PSUs reported in this column are eligible to vest based on the Company’s performance over three-year periods as described in the Compensation Discussion and Analysis above. In each case, the PSUs are reported in the table assuming performance at the maximum level. The PSUs granted on 3/19/2024 are eligible to vest based on the Company's performance against goals set for a three-year performance period ending on 12/31/2026. The PSUs granted on 2/11/2025 are eligible to vest based on the goals set for a three-year performance period ending 12/31/2027.
(5)
Options granted on 5/2/2023 vested on 2/7/2026 as follows: Ms. von Muehlen - 3,443 shares at $55.36 per share; Mr. Levine - 122 shares at $55.36 per share.

(6)
The unvested RSUs from Mr. Levine's 11/2/2023 RSU award are scheduled to vest on 11/2/2026. The RSUs awarded to Mr. Levine on 9/29/2025 are scheduled to vest in 1/3 increments over three years (9/29/2026, 9/29/2027 and 9/29/2028).

2025 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the NEOs during 2025 and the vesting during 2025 of other stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Ben Minicucci	9,861	44,993	75,618	5,425,953
Shane Tackett	22,893	590,946	34,329	2,520,539
Andrew Harrison	91,745	714,540	32,966	2,421,667
Constance von Muehlen	12,866	295,329	27,684	2,031,870
Kyle Levine	1,570	10,723	21,304	1,408,993

(1)
The amounts shown in Value Realized on Exercise column above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Value Realized Upon Vesting column above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

In light of his tenure, Mr. Tackett participates in the Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) which is a qualified defined-benefit employee retirement pension plan. The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under this plan.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Ben Minicucci	Salaried Retirement Plan	N/A	N/A	N/A
Shane Tackett	Salaried Retirement Plan	13.058	244,967	N/A
Andrew Harrison	Salaried Retirement Plan	N/A	N/A	N/A
Constance von Muehlen	Salaried Retirement Plan	N/A	N/A	N/A
Kyle Levine	Salaried Retirement Plan	N/A	N/A	N/A

(1)
The years of credited service through December 31, 2013, when the Salaried Retirement Plan was frozen, and the present value of accumulated benefits as of December 31, 2025 assume that each NEO retires at the Social Security Full (Normal) Retirement Age and that benefits are paid out in accordance with the terms of the Salaried Retirement Plan below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefit Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2025 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tackett is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average earnings for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average earnings times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The Internal Revenue Code limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2024, this limit on annual benefits was $275,000, and in 2025 it is $280,000.

2025 Nonqualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under the Company’s nonqualified deferred compensation plans during 2025, and also shows the total deferred amounts for the NEOs as of December 31, 2025.

The Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan (NDCP) provides the NEOs and other key employees with an opportunity to elect to defer a portion of or all of their annual Performance-Based Pay payments. Participants under the nonqualified deferred compensation plan have the opportunity to elect to have earnings credited on their NDCP accounts based on the performance of several investment funds, which generally mirror the funds offered under the relevant Company 401(k) plan (“401(k) Plan”). Subject to applicable tax laws, amounts deferred under the nonqualified plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments. Deferrals under the plan are also reflected on the table below.

The NEOs also participate in the Defined Contribution OSRP Plan (DC OSRP), which is supplemental retirement plan portion of the NDCP. Under the DC OSRP, the Company contributes a percentage of the NEO's eligible compensation, as defined in DC OSRP documents, minus the maximum legal Company contribution that the Company made, or could have made, under the 401(k) Plan.

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ben Minicucci	Nonqualified Deferred Compensation Plan	—	195,937	216,859	—	1,942,464
Shane Tackett	Nonqualified Deferred Compensation Plan	—	113,539	99,837	—	1,214,789
Andrew Harrison	Nonqualified Deferred Compensation Plan	—	111,686	253,886	—	1,809,311
Constance von Muehlen	Nonqualified Deferred Compensation Plan	—	49,055	84,076	—	589,264
Kyle Levine	Nonqualified Deferred Compensation Plan	—	51,107	70,403	—	416,550

(1)
The amounts in this column represent contributions by the Company to the executive’s account made during 2025. These amounts were determined with reference to the executive’s annual incentives awarded for 2024 and have previously been reported in the Summary Compensation Table as 2024 compensation for the executive.

Potential Payments Upon Change in Control and Termination

The Company has entered into change-in-control agreements with Messrs. Minicucci, Tackett, Harrison and Levine. Under these agreements, if a change of control occurs, a guaranteed employment period of three years would go into effect for each of them. During the employment period, these executives would be entitled to:

•
the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•
an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs;
•
age and service credit under the Company's qualified and non-qualified defined benefit retirement plans; and
•
fringe benefits that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company or its successor without cause or by the executive for good reason during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive:

•
compensation equal to the value of the payments and benefits identified above that the executive would have received had he or she continued to be employed for the entire employment period; and
•
certain fringe benefits, including lifetime travel benefits for the executive and eligible family members.

The amount an executive would be entitled to receive upon a qualifying termination within the employment period after the change in control would be reduced on a pro-rata basis for any time the executive was employed by the successor during the employment period.

If change in control benefits under the new agreements exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

1.
The “safe harbor amount,” which is equal to the level at which excise taxes are triggered; or
2.
The full change in control benefits if, after receipt of the full change in control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of the Company's equity plans. Under the 2016 Performance Incentive Plan, awards will not vest in connection to a change in control unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2025, are described above under the Outstanding Equity Awards at Fiscal Year End section of this Proxy Statement and each executive’s accrued benefits under the Company's retirement plans are described above under “Pension and Other Retirement Plans.”

In the event the executive’s employment terminates by reason of death, disability or retirement, whether or not subsequent to a change in control, (i) restricted stock units would become vested; (ii) a prorated portion of the performance stock units would vest at the conclusion of the performance period based on actual performance and the portion of the performance period in which the executive was employed; and (iii) stock options would become fully vested upon death or disability and vested to the extent they would have vested in the next three years upon retirement. Stock options would remain exercisable for three years following termination of employment or until their expiration date, whichever comes first.

In the event the of an involuntary termination not-for-cause, severance benefits that may be offered to executives are outlined by the Alaska Air Group, Inc. Executive Officer Severance Benefits Policy (Approved February 13, 2023) and detailed below. The benefits outlined here and reflected in the “Termination Without Cause” table below are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee. Potential benefits include:

•
one-time cash payment calculated as an applicable compensation multiple (2x for the CEO and 1.75x for EVPs) x base salary and the average value of the executive’s earned short-term incentive pay plan bonuses measured over the prior three years plus the applicable compensation multiple x employer-paid contributions in the preceding twelve months to the executive’s health insurance plans effective at time of termination;
•
travel benefits calculated as the applicable compensation multiple x annual average of the executive’s on-line leisure travel over the prior three calendar years;
•
contracted outplacement services of a value not to exceed $25,000;
•
any consideration offered in relation to outstanding equity awards will be based on the applicable award agreements, the circumstances of the separation, the age and tenure of the executive, and any other factors deemed relevant in the Committee’s discretion.

Calculation of Severance Benefits Under Termination Scenarios

The tables below show the estimated potential cost to the Company of providing the benefits shown to each Named Executive Officer as if the executive’s employment had terminated due to retirement, death or disability, involuntary termination in connection to a change in control, or other termination without cause on December 31, 2025. The value of accelerated vesting shown in the "Equity Acceleration" column below upon change in control assumes any performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Ms. von Muehlen is excluded from all calculations below except for the retirement calculation due to her retirement from the Company on February 16, 2026.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (2) ($)	Equity Acceleration (3) ($)	Total ($)
Ben Minicucci	0	0	0	7,825	6,592,318	6,600,143
Shane Tackett	0	0	0	12,678	0	12,678
Andrew Harrison	0	0	0	29,905	2,569,827	2,599,732
Constance von Muehlen (1)	0	0	0	5,031	2,408,611	2,413,642
Kyle Levine	0	0	0	19,962	0	19,962

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (2) ($)	Equity Acceleration (4) ($)	Total ($)
Ben Minicucci	0	0	0	7,825	6,592,318	6,600,143
Shane Tackett	0	0	0	12,678	2,909,201	2,921,879
Andrew Harrison	0	0	0	29,905	2,569,827	2,599,732
Kyle Levine	0	0	0	19,962	1,820,407	1,840,370

Change in Control Termination (Double-Trigger)

Name	Cash Severance (5) ($)	Enhanced Retirement Benefit (6) ($)	Benefit Contin- uation (7) ($)	Air Travel Benefit (2) ($)	Equity Acceleration (8) ($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)
Ben Minicucci	8,194,567	666,561	129,843	7,825	12,357,704	0	(2,512,606)	18,843,894
Shane Tackett	4,702,119	479,115	110,232	12,678	5,424,201	0	(825,564)	9,902,781
Andrew Harrison	4,443,693	413,808	125,057	29,905	4,729,206	0	0	9,741,669
Kyle Levine	3,817,350	180,964	108,947	19,962	3,272,568	0	(1,397,724)	6,002,067

Termination Without Cause (Outside of Change in Control)

Name	Cash Severance (9) ($)	Benefit Contin- uation (9) ($)	Air Travel Benefit (2) ($)	Outplacement (9) ($)	Equity Acceleration (3) ($)	Total ($)
Ben Minicucci	5,463,045	23,954	38,628	25,000	6,592,318	12,142,945
Shane Tackett	2,742,903	34,258	52,644	25,000	0	2,854,805
Andrew Harrison	2,592,154	34,258	133,317	25,000	2,569,827	5,354,556
Kyle Levine	2,226,787	12,518	83,425	25,000	0	2,347,730

1)
Ms. von Muehlen retired from the Company on February 16, 2026, and is therefore only included in the Retirement Termination table. The table above shows the value of the benefits Ms. von Muehlen actually received in connection with her retirement, with equity awards valued based on the stock price as of February 16, 2026.
2)
Mr. Minicucci and Mr. Harrison are entitled to lifetime, confirmed travel benefits upon separation in all scenarios above, by virtue of their age and officer tenure with the Company. The other NEOs are entitled to lifetime, confirmed travel benefits following met officer tenure and age qualifications or following the consummation of a double-trigger change in control. The NEOs may also be entitled to travel benefits in the event of severance not-for-cause which would results in funds to the NEOs travel wallet in the amount of 2 times and 1.75 times the average value of their travel benefits over the prior three years for the CEO and executive vice presidents, respectively.
3)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $50.30 for retirement eligible executives (Minicucci and Harrison). The value of the extended term of the options is not reflected in the table because the Company has assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.
4)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $50.30. The value of the extended term of the options is not reflected in the table because the Company has assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.
5)
The following values represent the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or his average incentive for the three preceding years, multiplied by the number of years in the employment period.
6)
The following values represent the sum of (a) the matching contribution the executive would have received under the Company's qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under the Company's nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.
7)
The following values represent the estimated cost of (a) 18 months of premiums under the Company's medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.
8)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $50.30. The value of the extended term of the options is not reflected in the table because the Company has assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control. These amounts assume full acceleration of performance shares upon a change in control at the target number of shares.
9)
In the event of Termination Without Cause, Messrs. Minicucci, Tackett, Harrison, and Levine would be potentially eligible for benefits outlined by the Alaska Air Group, Inc. Executive Officer Severance Benefits Policy (Approved February 13, 2023). The benefits outlined in the table are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee.

CEO Pay Ratio

The Company provides the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Minicucci, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

For 2025, the Company’s last completed fiscal year:

•
the median of the annual total compensation of all employees of the Company's airline subsidiaries (other than the CEO) was $84,308; and
•
the annual total compensation of the CEO was $9,920,374

Based on this information, for 2025 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 117.7 to 1. The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The annual total compensation for the CEO shown above includes the value of benefits provided to employees generally on a non-discriminatory basis ($10,787) and, accordingly, is slightly larger than the total compensation reported for the CEO in the Summary Compensation Table above.

The following methodology, assumptions and estimates were used to identify the median of the annual total compensation of all company employees:

•
Selection of Determination Date. SEC rules require the Company to select a date within the last three months of the fiscal year. December 31, 2025 was selected as the date upon which the median employee would be identified.
•
Determination of Adjusted Employee Population. The Company determined that, as of December 31, 2025, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 35,240 individuals. This population includes all Alaska Airlines and Horizon Air employees, whether employed on a full-time, part-time, temporary or seasonal basis. However, as permitted under SEC rules, non-U.S. employees were excluded as they make up less than 5% of the Company’s total employee population. As of December 31, 2025, the Company’s subsidiaries employed 9 employees in Australia, 1 employee in Belize, 4 employees in Canada, 1 employee in Costa Rica, 4 employees in French Polynesia/Tahiti, 1 employee in Guatemala, 27 employees in Japan, 111 employees in Mexico, 2 employees in New Zealand, 12 employees in South Korea and 1 employee in Taiwan, as compared to a total global employee population of 35,413 (i.e. 35,240 U. S., 173 non-U.S.).
•
Identification of Median Employee. To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, a comparison was run based on the amount of gross earnings of these employees as reflected in payroll records. The median employee was identified using this compensation measure, which was consistently applied to all employees included in the calculation. The employee whose wages fell at the midpoint of the distribution was then identified.
•
Calculation of Annual Total Compensation. Once the median employee was identified, all of the elements of such employee’s compensation for 2025 were combined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO's total compensation for 2025 as reported in the Summary Compensation Table), resulting in annual total compensation of $84,308, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $10,787).

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population. Companies are permitted under SEC rules to exercise significant flexibility and discretion in determining the methodology used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

Pay vs. Performance

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) of Regulation S-K, the Company provides the following information regarding the relationship between the total compensation of the principal executive officer (PEO) and other named executive officers (referred to as Non-PEO NEOs) and the Company's financial performance for the fiscal years shown in the table. For further information on the Company's pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the Compensation Discussion and Analysis section of this proxy statement.

Pay vs. Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO #1(1&2)	Compensation Actually Paid to PEO #1(1,3&4)	Summary Compensation Table Total for PEO #2(1&2)	Compensation Actually Paid to PEO #2(1,3&4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income (millions)(9)	Company Selected Measure (Adjusted Pre-Tax Margin)(10)
2025	N/A	$0	$9,904,339	($1,214,987)	$3,831,290	($152,330)	$96.73	$84.59	$293	2.80%
2024	N/A	$0	$8,645,983	$21,207,301	$3,621,859	$8,253,045	$124.52	$80.73	$395	7.10%
2023	N/A	$0	$10,313,054	$7,007,555	$4,607,575	$3,478,775	$75.13	$81.54	$235	7.50%
2022	N/A	$0	$6,487,981	$3,004,559	$3,000,762	$1,834,114	$82.58	$63.58	$58	7.60%
2021	$873,333	$1,027,753	$5,130,162	$2,381,082	$2,442,646	$1,254,528	$100.19	$98.26	$478	-5.60%
(1)
PEOs and NEOs included in these columns reflect the following:

Year	PEO #1	PEO #2	Non-PEO NEOs
2025		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. von Muehlen, Mr. Levine
2024		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. von Muehlen, Mr. Levine
2023		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Von Muehlen, Mr. Levine
2022		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. Von Muehlen
2021	Mr. Tilden	Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. von Muehlen

(2)
Amounts reflect the total compensation for PEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(3)
The following table details the total equity award adjustments for each applicable year, including the amounts added (or subtracted, as applicable) for each PEO and non-PEO NEOs, as computed in accordance with Item 402(v). In general, the adjustments for equity awards provided in Item 402(v) are as follows:
•
Subtract the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•
Add the fiscal year-end value of option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Add the change in value (which may be a negative number) as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,
•
Add the vesting date value of option and stock awards which were granted and vested during the same covered fiscal year,
•
Add the change in value (which may be a negative number) as of the vesting date as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Subtract as to any option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,
•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested awards.
•
Plus, as to any option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the option or stock awards held by the named executive officers were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions that were then used to calculate the fair value of equity awards. For more information on the valuation of equity awards, please see the notes to the Company's financial statements that appear in the Company's Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in the annual Proxy Statement.

	PEO 2: Mr. Minicucci	NEO Average
	2025	2025
Summary Compensation Table Total	$9,904,339	$3,831,290
Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year (a)	$(6,769,222)	$(2,268,845)
Less: Change in Pension Value (b)	$(145,411)	$(111,327)
Add: Pension Service Cost and Associated Prior Service Cost (c)	$0	$0
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year (d)	$3,902,686	$1,311,408
Add/(Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (d)	$(6,703,901)	$(2,508,686)
Add: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0
Add/(Less): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(1,403,479)	$(406,170)
Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Add: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$(1,214,987)	$(152,330)

(a)
Amounts include the grant date fair value of equity awards granted in the year. More detail on equity awards is available in the CD&A Section above.
(b)
Amounts reflect the changes in the actuarial present value of pension benefits, as reported in the Summary Compensation Table.
(c)
As described in the Retirement Benefits/Deferred Compensation section above, the tax-qualified defined benefit plan was frozen on January 1, 2014 at its then-current benefit levels and no associated service costs have been incurred since that date. Amounts reflect $0 of the actuarial present value of each named executive officer’s benefit under all such plans attributable to services rendered during the covered fiscal year, and $0 of the entire cost of benefits granted (or credit for benefits reduced) in the plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the amendment.
(d)
Amounts include year-end fair value of equity awards granted in the year. More details on equity awards are available in the CD&A Section.

(4)
Amounts reflect the “compensation actually paid” (CAP) to PEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to each PEO’s total compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid to each PEO for purposes of this disclosure.
(5)
Amounts reflect the average compensation for non-PEO NEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(6)
Amounts reflect the average CAP to Non-PEO NEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to average the Non-PEO NEO's total compensation reported in the Summary Compensation Table for each year to determine the average compensation actually paid to Non-PEOs for purposes of this disclosure.
(7)
The amounts in this column assume the investment of $100 in December 31, 2020 on Alaska Air Group’s common shares traded on the NYSE and the reinvestment of all dividends since that date.
(8)
The amounts in this column assume the investment of $100 on December 31, 2020 in the NYSE ARCA Airline Index and the reinvestment of all dividends since that date.
(9)
Amounts reflect Alaska Air Group’s net income as reported in the Company's audited financial statements for the applicable year.
(10)
Amounts reflect Alaska Air Group’s adjusted pre-tax margin for each fiscal year. While the Company uses numerous financial and non-financial performance measures to evaluate performance under its compensation programs, adjusted pre-tax margin is the financial performance measure that, in Alaska Air Group’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the NEOs to company performance for the most recently completed fiscal year. See Appendix A for the calculation of adjusted pre-tax margin.

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the unvested options used an estimated term between 0.6 years and 5.6 years in 2025, as compared to an estimated term of 5.6 years used to calculate the grant date fair value of such awards, and (ii) the PSUs assumed payout multipliers at current expectations, which range from 0% to 100% across different grant years and metrics, in each case as compared to the grant date fair value calculations which assumed a payout at target.

Most Important Company Performance Measures for Determining Executive Compensation

In accordance with Item 402(v) requirements, the Company is providing the following unranked list of the financial performance measures that it considers most important to link the compensation actually paid to the NEOs to company performance during fiscal year 2025:

•
Adjusted Pre-Tax Margin
•
Relative TSR
•
ROIC

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) requirements, the Company is providing the following charts to describe the relationships between information presented in the Pay vs. Performance table. The following charts show the relationship between the compensation actually paid to NEOs and the Company's financial performance, in each case presented in the tables below: 1) TSR of both Alaska

Air Group and the NYSE ARCA Airline Index; 2) Alaska Air Group’s Net Income; and 3) Alaska Air Group’s Adjusted Pre-Tax Margin.

AUDIT COMMITTEE MATTERS

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2026, and the Board is asking stockholders to ratify that selection. Although current laws, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee has selected, and is recommending that shareholders ratify, KPMG as the Company’s independent accountants for the 2026 fiscal year. KPMG also served as the Company’s independent accountants since 2004. Representatives of KPMG are expected to attend the Company’s Annual Meeting and to respond to questions from shareholders, and they will have the opportunity to make a statement if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2025 and 2024, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2025
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$4,688,000
Audit-Related Fees (2)	$470,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2025	$5,158,000
2024
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$4,963,000
Audit-Related Fees (2)	$345,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2024	$5,308,000

(1)
Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees for 2025 also include fees of $368,000 related to additional accounting matters and out-of-pocket expenses. Audit fees for 2024 also include $2,089,000 related to the acquisition of Hawaiian Airlines and one-time audit matters related to new legal entities, fees related to additional accounting matters, as well as out of pocket expenses.
(2)
Audit-related fees includes fees paid for professional services in connection with (i) the audit of passenger facility charges and the examination of related controls in both years, (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in both years, and (iii) agreed-upon procedures for the West Coast International Alliance reporting requirements in both years. Audit-related fees also includes fees paid for system assessments for certain technology implementations in 2024.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specified prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

Such policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee, except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under the SEC's Regulation S-X Rule 2-01, namely:

•
the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•
such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•
such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2025 and 2024, no services were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls over financial reporting and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s and Mr. Beer's prior experience as chief financial officers of public companies and Mr. Shimer's experience as the chief financial officer of a public accounting firm qualify them as financial experts.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

James A. Beer, Member

Peter A. Shimer, Member

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

The table below shows the amount of Alaska Air Group common stock beneficially owned as of March 16, 2026, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Common Stock Beneficially Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)
Patricia M. Bedient	62,382		62,382	*
James A. Beer	20,304		20,304	*
Raymond L. Conner	19,815		19,815	*
Daniel K. Elwell	13,132		13,132	*
Kathleen T. Hogan	17,339		17,339	*
Adrienne R. Lofton	12,066		12,066	*
Helvi K. Sandvik	25,569		25,569	*
Peter A. Shimer	2,653		2,653	*
Eric K. Yeaman	27,486		27,486	*
Ben Minicucci	357,586	226,700	584,286	*
Shane R. Tackett	46,183	74,638	120,821	*
Andrew R. Harrison	73,868	20,763	94,631	*
Constance E. von Muehlen	47,271	28,384	75,655	*
Kyle B. Levine	37,496	35,490	72,986	*
All Company directors and executive officers as a group (17 persons)	876,458	455,445	1,331,903	1%

* Less than 1%

(1)
Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors includes underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units (DSUs) granted as part of their annual compensation. The aggregate number of DSUs granted to date are as follows: Ms. Bedient, 25,539; Mr. Beer, 19,510; Mr. Elwell, 9,715; Ms. Hogan, 16,146; Ms. Lofton, 5,844; Ms. Sandvik, 7,134; Mr. Shimer, 2,653; and Mr. Yeaman, 11,678.

The number of shares of common stock owned and total shares beneficially owned also includes share settled RSUs held by certain executive officers that will vest within 60 days of the record date or that have no risk of forfeiture due to retirement eligibility as follows: Mr. Minicucci, 126,004; Mr. Harrison, 43,040; Ms. von Muehlen, 19,020; and all other executive officers as a group, 24,768.

(2)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of Common Stock Beneficially Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs or RSUs, except as provided above, including such units that will not vest within 60 days following the record date and which are described in the 2025 Grants of Plan Based Awards table.
(3)
The Company determined applicable percentage ownership based on 113,310,158 shares of the Company’s common stock outstanding as of March 16, 2026.

More Than 5% Beneficial Owners

The table below identifies those persons known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of the dates indicated in the footnotes.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)
The Vanguard Group (2)	11,744,392	10.36%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc. (3)	10,369,213	9.15%
50 Hudson Yards
New York, New York 10001

FMR LLC (4)	6,490,726	5.73%
245 Summer Street
Boston, Massachusetts 02210

Dimensional Fund Advisors LP (5)	6,216,859	5.49%
6300 Bee Cave Road, Building One
Austin, Texas 78746
(1)
The Company determine applicable percentage ownership based on 113,310,158 shares of the Company’s common stock outstanding as of March 16, 2026.
(2)
A Schedule 13G/A filed on August 7, 2025 by The Vanguard Group reported shared voting power over 739,407 shares, sole dispositive power over 10,931,711 shares and shared dispositive power over 812,681 shares as of July 31, 2025.
(3)
A Schedule 13G/A filed on April 17, 2025 by BlackRock, Inc. reported sole voting power over 10,202,915 shares and sole dispositive power over 10,369,213 shares as of March 31, 2025.
(4)
A Schedule 13G/A filed on February 5, 2026 by FMR LLC reported sole voting power over 6,378,933.90 shares and sole dispositive power over 6,490,726.97 shares as of December 31, 2025.
(5)
A Schedule 13G filed on July 15, 2025 by Dimensional Fund Advisors LP reported shared voting power over 6,050,277 shares and sole dispositive power over 6,216,859 shares as of June 30, 2025.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains three equity compensation plans: the 2016 Plan, the 2008 Plan and the Employee Stock Purchase Plan. No new awards may be granted under the 2008 Plan.

The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2025.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	2,971,267	(1)	$60.66	(2)	10,762,784	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	2,971,267		$60.66		10,762,784

(1)
Of these shares, 19,274 shares and 677,886 shares were subject to options then outstanding under the 2008 Plan and 2016 Plan, respectively, 29,712 shares were subject to outstanding deferred stock unit awards granted under the 2008 Plan and 2,244,395 shares were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.
(2)
This number does not reflect the 2,274,107 shares that were subject to outstanding stock unit awards granted under the 2008 Plan (29,712 shares) and 2016 Plan (2,244,395).
(3)
Of the aggregate number of shares that remained available for future issuance, 4,000,110 shares were available under the 2016 Plan and 6,762,674 shares were available under the ESPP. Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of Company common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. As noted above, no new award grants may be made under the 2008 Plan.

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 16, 2026, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a shareholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a shareholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the shareholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Bylaws, as amended on May 9, 2025, a shareholder may bring business before the meeting only if the shareholder gave written notice to the Company on or before February 7, 2026 and complied with the other requirements included in Article II of the Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Questions and Answers about the Meeting
Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group shareholders as of March 16, 2026 and persons holding valid proxies from shareholders of record. The Annual Meeting will be hosted with live audio and pre-recorded video via the Internet only at www.virtualshareholdermeeting.com/alk2026. After accessing the Internet site, shareholders will be permitted, if they would like, to vote and submit questions during the Annual Meeting.

To be admitted to the Annual Meeting, please use the control number included with your proxy materials to enter the Annual Meeting website. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/alk2026.

Each shareholder of record or beneficial shareholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same shareholder, the first person to register for the Annual Meeting with the appropriate control number and proper delegation of voting authority will be allowed to participate in the meeting.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 56,655,080 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the shareholder of record attends the meeting or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

How can I reduce the number of Annual Meeting Materials I receive or receive separate copies?

If you are a shareholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple shareholder of record accounts or because you share an address with other shareholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 43078, Providence, RI 02940-3078.

If you are a beneficial shareholder, but not a shareholder of record, and you share an address with other shareholders of record, the number of Annual Meeting Materials you receive may already be reduced because your broker, bank or other institution is permitted to deliver a single copy of these materials for all shareholders at your address unless a shareholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Shareholders of record may enroll in electronic proxy delivery service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting by logging into your online account at www.computershare.com/investor and updating your delivery preferences.

Beneficial owners, other than employee participants in one of the Company 401(k) plans may enroll for electronic proxy delivery by contacting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Notice of Availability of Annual Meeting Materials via electronic delivery at this time.

If you already receive the Notice via the Internet, you will continue to receive them that way until you provide other instructions through one of the methods referenced above.

How can I submit a proposal for next year’s Annual Meeting?

If you wish to submit a proposal for inclusion in the proxy materials for next year's annual meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November 30, 2026 to be considered for inclusion. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be included.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2027 proxy statement, you must provide notice of such proposal to the Company no earlier than the close of business on January 12, 2027 and no later than the close of business on February 11, 2027.

In accordance with our Bylaws, the foregoing deadline and other notice requirements set forth in Article II, Section 9 of our Bylaws for the nomination of directors are also intended to apply to and satisfy the deadline and notice requirements set forth in paragraph (b) of Rule 14a-19 under the Exchange Act with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders

If you intend to nominate candidates for election as directors to be included in the Company’s 2027 proxy statement, you must provide notice of such nomination to the Company no earlier than the close of business on October 31, 2026 and no later than November 30, 2026. The Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1.
Election of the 10 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.
3.
Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2026;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Benito Minicucci and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Minicucci and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 10 nominees for director receive to be elected?

The Bylaws (as amended on May 9, 2025) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Governance, Nominating and Corporate Responsibility Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 10 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any shareholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

Questions and Answers about Voting
“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by shareholders and therefore will not be counted in determining the outcome of the vote on the proposal.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?

The Company has a confidential voting policy as a part of its Corporate Governance Guidelines, which is available at www.alaskaair.com under About Alaska/Investor Relations under Governance/Governance documents.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interviews, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $40,000, the majority of which has been incurred to date. This amount includes fees payable to Georgeson but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Shareholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Vote by Internet

Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock can vote via the Internet at www.proxyvote.com 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 11, 2026. To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plans can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Thursday, May 7, 2026.

Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plans, can vote via the Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/alk2026 and following the instructions provided along with your notice, proxy card or voting instruction form. Because shares held by participants in the Company’s 401(k) plans must be voted by the trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated. By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail

Prior to the Annual Meeting – If you received the Annual Meeting Materials by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my	If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters shares be voted if I do not return voting instructions to my broker?

designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2026 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 10 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Shareholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Shareholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•
voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 11, 2026 (your latest phone or Internet proxy will be counted);
•
signing and delivering a proxy card with a later date; or
•
voting during the Annual Meeting via the Internet. Please also note that attendance at the Annual Meeting, in and of itself,

without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 11, 2026.

Shareholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Shareholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Shareholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Assistant Corporate Secretary at 206-392-5380.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 1,736,276 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustee Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 7, 2026. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 18, 2026. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC's EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

Adjusted Income Before Income Tax Reconciliation
	Twelve Months Ended December 31,
(in millions)	2025	2024
Income before income tax	$146	$545
Adjusted for:
Mark-to-market fuel hedge adjustment	-4	(28)
Losses (gains) on foreign debt	1	(10)
Special items - operating	250	345
Special items - net non-operating	—	(16)
Adjusted income before income tax	$393	$836

Pretax margin	1.0%	4.6%
Adjusted pretax margin	2.8%	7.1%

Debt-to-capitalization, including leases
(in millions)	December 31, 2025	December 31, 2024
Long-term debt and finance leases, net of current portion	$4,834	$4,538
Capitalized operating leases	1,338	1,405
Current portion of finance lease liabilities(a)	181	8
Adjusted debt, net of current portion of long-term debt	$6,353	$5,951
Shareholders' equity	4,118	4,372
Total invested capital	$10,471	$10,323

Debt-to-capitalization ratio, including leases	61%	58%

(a) To best reflect our leverage, we included our short-term finance lease liabilities, which are recognized within 'Current portion of long-term debt and finance leases' in our condensed consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	December 31, 2025	December 31, 2024
Long-term debt	$5,309	$4,933
Capitalized operating leases	1,338	1,405
Capitalized finance leases	246	55
Total adjusted debt	6,893	6,393
Less: Total cash and marketable securities	2,123	2,475
Adjusted net debt	$4,770	$3,918

(in millions)	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024
Operating Income	$303	$570
Adjusted for:
Special items - operating	250	345
Mark-to-market fuel hedge adjustments	(4)	(28)
Losses (gains) on foreign debt	1	(10)
Depreciation and amortization	795	583
Aircraft rent	250	207
EBITDAR	$1,595	$1,667

Adjusted net debt to EBITDAR	3.0x	2.4x

A-1

APPENDIX A - CONTINUED

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income Reconciliation
	Twelve Months Ended December 31,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$100	$0.83	$395	$3.08
Adjusted for:
Mark-to-market fuel hedge adjustments	(4)	(0.03)	(28)	(0.22)
Losses (gains) on foreign debt	1	0.01	(10)	(0.08)
Special items - operating	250	2.08	345	2.69
Special items - net non-operating	—	—	(16)	(0.12)
Income tax effect(a)	(54)	(0.45)	(61)	(0.48)
Adjusted net income	$293	$2.44	$625	$4.87

(a) Includes income tax effect of the adjustments in the tables above as well as one-time effects of the One Big Beautiful Bill Act which was signed into law in the third quarter of 2025.

A-2

SCAN TO VIEW MATERIALS & VOTE ALASKA AIR GROUP, INC. PO BOX 68947SEATTLE, WA 98168 VOTE BY I

NTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2026 (11:59 P.M. Eastern Time on May 7, 2026 for the Employee Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/alk2026 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2026 (11:59 P.M. Eastern Time or on May 7, 2026 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V83604-P42297 ALASKA AIR GROUP, INC. The Board of Directors recommends a vote FOR all the nominees listed below. 1.Election of Directors to One-Year Terms Nominees: For Against Abstain 1a.Patricia M. Bedient!!! 1b.James A. Beer!!!The Board of Directors recommends a vote FOR each of the following proposals 2 and 3. 1c.Raymond L. Conner!!!2.Approval (on an advisory basis) of the compensation of the Company's Named Executive Officers. 1d.Daniel K. Elwell3.Ratification of the appointment of KPMG LLP as the Company's !!! independent registered public accountants for fiscal year 2026. 1e.Kathleen T. Hogan!!!4.Other business as may properly come before the meeting or any postponement or adjournment thereof. 1f.Adrienne R. Lofton!!!The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on March 16, 2026, as the record date for 1g.Ben Minicucci!!! the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. 1h.Helvi K. Sandvik!!! This proxy is solicited on behalf of the Company’s Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). The Board 1i.Peter A. Shimer !!!of Directors recommends the following votes on the proposals above: FOR each of the nominees for director under proposal 1, and a vote FOR each of proposals 2 and 3. 1j.Eric K. Yeaman!!! NOTE: Pursuant to U.S. federal law and Alaska Air Group Inc.'s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, Voting Stock (as such term is defined therein) is subject to voting restrictions with respect to shares of Voting Stock held by persons or entities that are not "citizens of the United States" as the term is defined in Section 40102(a)(15) of Title 49 of the United States Code (a "U.S. Citizen"). By signing below, you represent that you are a U.S. Citizen or that the shares of stock represented by this proxy have been registered on the Company's Foreign Stock Record. Authorized Signatures Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V83605-P42297 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 12, 2026, 8:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Ben Minicucci and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. If applicable, the undersigned has the right to give voting instructions to Fidelity Management Trust Company, Trustee of Alaska Airlines, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Savings Investment Plan, and the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time, May 7, 2026, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2026 at 8:00 a.m. Pacific Time on Tuesday, May 12, 2026, and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR each of the nominees for director under proposal 1, and FOR Proposals 2 and 3, and in the discretion of the named proxies as to any other matter that may properly come before this meeting or any continuation, adjournment or postponement thereof. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side